                                                      Registration No. 333-_____
    As filed with the Securities and Exchange Commission on June 20, 2001.
       -----------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------
                                   Form SB-2
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                            -----------------------

                          MAINSTREET BANKSHARES, INC.
            (Exact name of registrant as specified in its charter)

          VIRGINIA                           6711                     54-1956616
(State or other jurisdiction     (Primary Standard Industrial     (I.R.S.  Employer
      of incorporation)           Classification Code Number)    Identification No.)

              Suite 12                                              Suite 12
         Patrick Henry Mall                                    Patrick Henry Mall
       730 East Church Street                                730 East Church Street
    Martinsville, Virginia 24112                          Martinsville, Virginia 24112
           (540) 632-8092                                        (540) 632-8092

  (Address, including zip code, and                (Address of principal place of business or
  telephone number, including area                    intended principal place of business)
code, of principal executive offices)

                                                                   Copies to:
          Cecil R. McCullar                         Douglas W.  Densmore and Hugh B. Wellons
       Chief Executive Officer                    Flippin, Densmore, Morse, Rutherford & Jessee
              Suite 12                                10 South Jefferson Street, Suite 1800
       730 East Church Street                                Roanoke, Virginia 24011
    Martinsville, Virginia 24112                                 (540) 510-3000
           (540) 632-8092

(Name, address, including zip code
and telephone number, including
area code, of agent for service)

                            -----------------------


       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================
Title of each class                           Proposed         Proposed maximum       Amount of
of securities to be      Amount to be     maximum offering    aggregate offering     Registration
     registered           registered       price per unit           price                Fee
----------------------------------------------------------------------------------------------------
    Common Stock         952,381 shs             N/A             $10,000,000          $2,500.00
====================================================================================================



  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                  Prospectus

                   MainStreet BankShares, Inc. is offering:

To the public:                                To the organizers/directors of
                                              Franklin Community Bank,N.A.:
A minimum of 487,026 and a maximum            60,574 shares of common stock of
of 891,807 shares of common stock of          MainStreet BankShares, Inc. at
MainStreet BankShares, Inc., at $10.50        $10.50 per share.
per share. The minimum purchase is 100
shares. All funds received will be held
by an independent escrow agent.

     MainStreet BankShares, Inc. ("MainStreet BankShares") is offering 891,807 shares of common stock to the public. We own and operate Smith River Community Bank, N.A. ("Smith River Bank"), a national bank headquartered in Martinsville, Virginia. Smith River Bank provides commercial and consumer banking services for individuals and small to medium sized businesses. We have filed the application for a new bank subsidiary in Franklin County, Virginia to be called Franklin Community Bank, N.A. ("Franklin Bank").

     The directors of MainStreet BankShares may terminate this offering at any time after selling at least 547,600 shares, and the offering must terminate after all 60,574 shares are sold to Franklin Bank organizers/directors and 891,807 shares are sold to the public. If we have not sold 547,600 shares by June 30, 2002, the offering will terminate, although we reserve the right to extend the offering to December 31, 2002.

     As of May 4, 2001, the last reported sale price of the common stock was $10.75 per share. No public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. If the market price of our shares goes below $5 and the shares are not then listed on an exchange or authorized for quotation on NASDAQ, brokers selling shares will be required to give buyers additional information. This requirement may make it more difficult for you to sell shares. We have no present plans to list our shares on any national or regional trading exchange.

The Offering

                                            Per Share   Total (Minimum)   Total (Maximum)
                                            ---------   ---------------   ---------------
Public Price                                  $10.50       $5,113,773       $ 9,363,973
Plus Proceeds from sale of shares to
  organizers/directors of Franklin Bank       $10.50       $  636,027       $   636,027
Total proceeds to BankShares before
  offering expenses                           $10.50       $5,749,800       $10,000,000

We expect that the shares will be marketed by the officers and directors of MainStreet BankShares and by the organizing directors of Franklin Bank and will be sold directly by a sales agent for MainStreet BankShares without the assistance of an underwriter or placement agent, and no commissions will be paid for any shares or units sold. However, we reserve the right to enlist the help of an underwriter or placement agent if necessary to place the stock. If we do this, total proceeds to us could be reduced by approximately 8%.

The shares of common stock offered are not deposit accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 4.

These securities have not been approved or disapproved by the Securities and Exchange Commission, any state securities commission, any bank regulatory agency, or any other government agency, nor has any such commission or agency determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is June 20, 2001

                              PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements.

                  MainStreet BankShares and Smith River Bank

                                    Offices

MainStreet BankShares, Inc., Suite 12, Patrick Henry Mall, 730 East Church Street, Martinsville, Virginia 24112.

                                 Our business

We are currently a one-bank holding company headquartered in Martinsville, Virginia. Our wholly-owned subsidiary, Smith River Community Bank, N.A., began operating as a commercial bank on July 24, 2000. Smith River Bank operates as a typical community bank, offering general commercial banking services to medium and small businesses and consumers in Henry County and the City of Martinsville, Virginia. Smith River Bank currently has branches located at the Patrick Henry Mall in Martinsville, Virginia and at the corner of Route 57 and Tom Stanley Highway in Stanleytown, Virginia. In addition, we have received regulatory approval for a branch to be located in Stuart, Virginia. It is presently contemplated that this branch will open in July of 2001. We have applied for permission to establish a new banking subsidiary in Franklin County, Virginia, to be called Franklin Community Bank, N.A..

                    Our history and immediate future plans

MainStreet BankShares was incorporated in Virginia in 1999 under the name First Community National BanCorp, Inc. As of March 31, 2001, we had assets of $18.4 million, primary regulatory capital of $5.5 million, and shareholders' equity of $5.5 million, and reported net loss of $218,906, or ($0.32) per share, for the period ended March 31, 2001. We have grown substantially since our formation and are continuing to experience growth. For the period ended March 31, 2001, total assets increased by $4.5 million or 32.45% over year-end assets of $13.9 million.

Our strategic plan is directed towards enhancing profitability and shareholder value by increasing our market share in Henry and Patrick Counties and by entering Franklin County. We have succeeded in growing our market share by providing a high level of personal service and targeting small- to medium-sized businesses, professional firms, and individuals.

The organizers have filed an application to establish a new bank in Franklin County, Virginia, to be called Franklin Community Bank, N.A., with the Federal Office of the Comptroller of the Currency and an application with the Federal Deposit Insurance Corporation for insurance of deposits. If approved, this bank will be our wholly-owned subsidiary. We expect to open the new bank within six months. This bank will open with one office, which will be located at 4000 Old Franklin Turnpike, Suite 108, Rocky Mount, Virginia, in Franklin County, Virginia.

                            Experienced management

MainStreet BankShares was organized by a group of businesspersons residing and doing business in the City of Martinsville and Henry County, Virginia. Several of the original organizers serve as directors of MainStreet BankShares and Smith River Bank.

The President and Chief Executive Officer of MainStreet BankShares and Smith River Bank is Cecil R. (Andy) McCullar, who has 43 years' experience in banking. As part of his incentive compensation, on the date Smith River Bank opened for business, Mr. McCullar was granted options to purchase 30,000 shares at $10.00 per share, 10,000 of which may be exercised after each of the first three anniversaries of the bank's opening. These options will survive for 10 years after they become exercisable. In addition, MainStreet BankShares has employed William S. (Bill) Clark as its Executive Vice President and Chief Operating Officer. Bill Clark has 23 years experience in banking. Larry A. Heaton is expected to be the President and Chief Executive Officer of Franklin Bank. Mr. Heaton has 21 years of banking experience. In addition, Brenda Smith is also an executive officer as Senior Vice President and Chief Financial Officer. She has 13 years of banking experience and an additional 7 years of financial industry experience. See "Management--Remuneration of Directors and Officers" on page 32. Please also see "Management - Options" on page 33. For the names of and biographical information about other officers and directors, see "Management-- Directors and Executive Officers of MainStreet BankShares and Smith River Bank" on page 23 and "-- Directors of Franklin Bank" on page 29.

                           Reasons for the offering

The additional capital raised by this offering will be used to organize and capitalize Franklin Bank. Franklin Bank will be headquartered in Franklin County, Virginia.

                          HIGHLIGHTS OF THE OFFERING

Common stock offered..........................    952,381 shares of common stock, including 60,574 shares of common stock to the organizers/directors of Franklin Bank only.

Common stock outstanding before
the offering..................................    689,368 shares.

Common stock outstanding after
the offering..................................    1,236,968 shares, if the minimum offering is sold, or 1,641,749 shares, if the maximum offering is sold.

Total Capital before the offering
(as of March 31, 2001)........................    $5,513,671.

Total Capital after the offering..............    $11,263,471, if the minimum offering is sold, or $15,513,671, if the maximum offering is sold.

Total price...................................    $5,749,800, if the minimum offering is sold, or $10,000,000, if the maximum offering is sold.

Estimated offering expenses...................    $100,000.

Net proceeds..................................    $5,649,800, if the minimum offering is sold, or $9,900,000, if the maximum offering is sold.

Plan of Distribution..........................    The officers/directors of MainStreet BankShares and the organizers/directors of
                                                  Franklin Bank intend to sell the shares without the assistance of an underwriter or placement agent.

Intention by the organizers/directors
of Franklin Bank to buy shares................    The organizers/directors of Franklin Bank intend to buy a total of 60,574 shares of common stock.

Terms of the offering.........................    You will subscribe for the shares by sending the purchase price to MainStreet
                                                  BankShares, Inc. Escrow Account, P. O Box 1224, Martinsville, VA 24114. If the
                                                  offering is over-subscribed, we first will give preference to current residents of
                                                  Franklin County and to current shareholders. We reserve the right to decline any subscription, in our sole discretion, for any reason. The offering will terminate and all subscription funds will be returned by the escrow agent to the subscribers without interest if we have not sold all the minimum of 547,600 shares by June 30,
                                                  2002. We may, however, extend this deadline, but not beyond December 31, 2002. The minimum investment by one subscriber is 100 shares and maximum investment
                                                  (including shares presently owned as well as shares acquired pursuant to this offering) is 4.99% of the total shares outstanding after the offering, except that the minimum and maximum limits may be waived for any investor(s) by MainStreet
                                                  BankShares without notice to other investors.

Use of proceeds...............................    We will use the proceeds of the offering as follows:
                                                  .  To pay the offering expenses that we incur, expected to be about $100,000.
                                                  .  $5,500,000 to capitalize Franklin Bank and approximately $149,800 (minimum) to
                                                     $4,400,000 (maximum) to add to the working capital of MainStreet BankShares.

                                  RISK FACTORS

     Investing in MainStreet BankShares stock is very risky. You should invest only if you determine that you can bear a complete loss of your investment. In your determination, you should consider carefully the following factors:

We are still a           MainStreet BankShares, the issuer of your shares, opened for business just over a year ago,
young company            and has a short operating history.  Our success will depend on Smith River Bank's and
with a limited           Franklin Bank's operations.  Smith River Bank and Franklin Bank will be successful only if
operating history        the income earned on loans and investment securities and from fees is greater than the
in a competitive         interest paid on deposits and other sources of funds and general operating expenses. We do
environment;             not expect to be profitable on a current basis for an entire year until at least the third
losses probably          full year of operations, if at all.
will occur for
three years.             In order to create and maintain income greater than interest paid and other expenses, commonly called "spread," Smith River Bank and Franklin Bank will have to contend with many factors, which are outlined below.

We have to compete for   We compete for deposits with many older and larger financial institutions. These
deposits and loans       institutions may have competitive advantages over us because they have greater
with larger              capitalization and other resources.  They also can offer potential depositors more
institutions that have   convenient depositary facilities and borrowers higher lending limits and certain other
larger lending limits    customer services which we may not be able to offer. We compete primarily by offering
and established          customers personal service and local decision-making, but we may also need to compete in
customer contacts.       terms of rates charged on products we offer and by paying more to attract deposits.  This would hurt our earnings.  Even so, we can offer you no assurance that our banks will be successful in attracting the deposits they need to sustain growth.

In making loans, we      We also compete for loan business with older and larger financial institutions.  Unlike
deal with unfamiliar,    these institutions, we have created and intend to continue to create lending relationships
smaller borrowers, and   with customers seeking to establish new banking relationships and without a previous
this lack of             history with our banks.  Moreover, small to medium businesses and consumers, by and large,
relationship and the     have less capacity than large businesses or wealthy individuals to repay loans in the event
size of the borrowers    of an economic downturn or other adversity.  For all these reasons, it will be several
could cause excessive    years before the quality of our loan portfolio can be fully evaluated, and we can offer you
loan losses.             no assurance that our banks will not incur excessive loan losses.  However, we currently have experienced loan officers with many years of experience that bring a book of business to our banks.

As a financial           The spread we earn will be affected not only by trends in the economy of our primary source
institution we could     area, the City of Martinsville and Henry, Patrick, and soon Franklin County, but also
be affected adversely    national and international trends and fluctuations.  For example, factors like interest
by global economic       rates and money supply policies of the Federal Reserve, inflation, recession, unemployment,
trends and policies.     natural resource prices, international conflicts and other factors beyond our control may adversely affect that spread.

We may not be able to    Success in a commercial banking business is particularly dependent on employing experienced
attract and keep good    and service-oriented personnel at all levels.  To date, we have been able to hire these
employees because we     types of employees.  We intend to keep and to continue to hire experienced lending and
compete for personnel    operations officers, but you have no assurance that we can continue to staff Smith River
with larger financial    Bank or the Franklin Bank with appropriate personnel.  We do have an employment agreement
institutions.            with Andy McCullar, a very experienced banker, who is one of the directors and our
                         President and Chief Executive Officer.

Regulatory developments  Changes in laws and regulations are impacting the entire financial services industry and
may impact our           have resulted in banks operating in new markets and in non-banks providing financial
performance.             services.  In 1999, the U.S. Congress passed the Gramm-Leach-Bliley Financial Services
                         Modernization Act, which allowed combinations of banking, insurance, and securities companies.  In order to remain competitive in today's fast-changing financial environment, we must rapidly adjust to changes in laws and regulations.  If we fail or are unable to react quickly and appropriately to these developments in the law, we may not be able to compete successfully, which could have a material adverse effect on our business growth and development.

We will not be able to   Banking is part of the technology revolution.  Larger and more established banks have a
compete for some time    head start in preparing for new forms of bank services offered through the internet and
with more established    other nontraditional media.  They also have greater resources to devote to this effort.  It
financial institutions   may be some time before our subsidiary banks can compete effectively for this type of
offering                 business, if at all.  Smith River Bank has implemented new technology.  Each branch is
technologically          networked to a common data source for faster, more up-to-date customer service.  Smith
advanced banking         River Bank also has an optical system that can retrieve data quickly, even copies of checks.  This systems provides advanced data retrieval capabilities.  Franklin Bank will have the same technology.

Community banking is     Smith River Bank is, and Franklin Bank will be, a so-called "community" bank.  In other
our business model,      words, we exploit personal contacts by our directors, officers and our shareholders, as
and we may not be        well as appropriately focused advertising and promotional activities, to appeal to
successful in            businesses and individuals in search of personalized services likely to be offered by an
attracting customers     independent, locally-owned and headquartered commercial bank.  It also means that the
as a "community" bank.   decision-making is done locally.  Our overall identity as a community financial institution is our main selling point to our community.  However, ultimately we may not be successful in establishing Smith River Bank or Franklin Bank as the local community bank, and even if
                                                                              ---
                         we do establish the bank, changes in how people bank, due primarily to technology, may make community banking less attractive than it has been in the past.

No underwriter will      The shares we are offering will be marketed by MainStreet BankShares' Board of Directors
negotiate the offering   and the organizers/directors of Franklin Bank and will be sold directly by a sales agent of
price with us or check   Main Street BankShares without help from an underwriter or placement agent, at least
on the statements we     initially.  This may reduce our chances of meeting the minimum offering level, and it may
make.  This can allow    mean that we sell fewer shares than we could have done with an underwriter.  Underwriters
an inflated price and    also usually negotiate the share offering price with the issuer and check on the accuracy
may reduce the shares    of the issuer's statements to investors.  You will not have these safeguards here.  The
sold.                    Board does reserve the right to engage a broker to help sell stock at a later date, but if it does, that could reduce net proceeds by about 8%, due to commissions.  Even if we hire a broker later, we may not sell the minimum shares required.

You may have difficulty  Your shares will be freely transferable.  However, we are a young company without a public
in selling your shares   market for our shares, and we do not expect an active trading market for the shares to be
because of the absence   developed for at least a year after this offering and most likely not until we become
of a public market or    profitable.  As a result, if you decide to sell your shares you may be required to locate a
because the shares may   buyer on your own and may not be able to do so.
become "penny stock."
                         Also, even if a public market develops, if the trading price falls below $5 per share and the shares are then not listed on an exchange or authorized for quotation on NASDAQ, your shares will be "penny stock."  Any broker you ask to sell your shares will have to give the buyer additional information and may be unwilling to help you make the sale.  As a result, you may be required to locate a buyer on your own and may not be able to do so.

We are dependent on key   Our success depends on our ability to attract and keep quality employees.  We are
employees, including      particularly dependent in the early years on the leadership of Andy McCullar, Bill Clark,
Mr. McCullar, Mr.         Brenda Smith, and, with Franklin Bank, Larry Heaton, who are extremely valuable to us and
Clark, Ms. Smith , and    would be difficult to replace.  See "Management" on page 23.  The loss of Mr. McCullar's,
Mr. Heaton and losing     Mr. Clark's, Ms. Smith's, or Mr. Heaton's services could have a material adverse effect
any of them could make    upon our future prospects.  We will depend on other key employees.  In addition, we cannot
it difficult to manage    assure investors that we will be successful in recruiting new employees in the future.
the banks                 Qualified employees will command competitive salaries.  If any key employee does not
successfully, because     perform as expected or suddenly quits, our operations could be adversely affected.
qualified bank            However, we believe that we have been successful in the past and will be successful in the
executives are hard to    future in finding experienced banking personnel.
find.

Our small market area     Our primary market area is the City of Martinsville, Virginia and Henry County.  This
places us at greater      market consists of approximately 393.4 square miles and 73,300 people.  When we open our
risk of a regional        branch in Stuart, our market will include Patrick County, Virginia as well.  The Patrick
economic problem, such    County market consists of approximately 483.2 square miles and 19,400 people.  Franklin
as a flood or the         Bank, when it opens, will service Franklin County, Virginia.  This additional market
closing of a large        consists of approximately 692.1 square miles and 47,300 people.  Practically, our offices
local employer, having    and branches serve only portions of these markets.  Accordingly, a regional disaster, like
a large effect on our     a flood or a tornado, or a regional economic problem like the closure of a large local
performance.              employer or local or broader recession would hamper our ability to grow and could hurt our performance.  The City of Martinsville and Henry, Patrick and Franklin Counties have a diverse economic base, but some large employers in our area, such as local furniture manufacturers, have a lot of employees and impact many local businesses.  We may not lend substantial amounts to any of the largest companies in this region, but closure of one of these large employers would hurt many local businesses and could result in less business, more defaults, and tougher competition for financial services.  This could make us less profitable or even result in net losses.

Our profitability         Our profitability depends in substantial part on our net interest margin, which is the
depends on interest       difference between the rates we receive on loans and investments and the rates we pay for
rates generally.          deposits and other sources of funds.  Our net interest margin depends on many factors that are partly or completely outside of our control, including competition, federal economic, monetary, and fiscal policies, and economic conditions generally.  Recently, net interest margins for some financial institutions have changed in response to these and other factors.  Changes in interest rates will affect our operating performance and financial condition.  We try to minimize our exposure to interest rate risk, but we are unable to completely eliminate this risk.  Especially because of our relatively small size, more aggressive competition could make it difficult for us to attract deposits, which are necessary to fund loans and other investments.

It will be difficult      Our Articles of Incorporation and Bylaws contain certain anti-takeover provisions.  These
for anyone to take        provisions may discourage non-negotiated takeover attempts, which you might consider to be
over MainStreet           in your best interest.  In addition, the warrants and stock options issued when we first
BankShares, even if a     opened, because they make the company potentially more expensive for an acquirer, could
takeover results in       discourage a takeover attempt.  Both the anti-takeover provisions and the warrants and
most shareholders         options tend to perpetuate existing management.  See, "Description of Securities -
earning a profit on       Defensive Anti-takeover Provisions" on page 37.
their shares.

MainStreet BankShares'    Your interests as an investor in MainStreet BankShares may be different from management's,
management may have       because management may want to continue to control the company, even if it means foregoing
interests that may be     an attractive offer you might prefer.  Yet, management will exercise significant control
different from yours,     over the selection of the Board of Directors and company policies.  Management will be able
and management            to exercise control because after the offering, the officers and directors of MainStreet
controls MainStreet       BankShares and of Smith River Bank and the organizers of Franklin Bank will own 18.8% of
BankShares.               the total shares outstanding, and the directors of MainStreet BankShares hold, through warrants, the right to acquire an additional 77,500 shares, which would give them 23.6% of shares outstanding if the minimum offering is sold and Mr. McCullar will have vested options to acquire an additional 30,000 shares.

Your investment may be    MainStreet BankShares does not have preemptive rights.  This means that you may not be
diluted because of the    entitled to buy additional shares if shares are offered to others. Nothing restricts
warrants and stock        management's ability to offer additional shares of stock for fair value to others in the
options and the           future.  As a result, when directors exercise their warrants and key employees exercise
ability of management     their stock options, your ownership interest in MainStreet BankShares will be diluted. All
to offer stock to         of this could result in your share ownership being diluted.  See "Certain Transactions -
others.                   Warrants" and "-- Stock Options" on pages 34 and 35.

We do not plan to pay     We have never paid a dividend.  MainStreet BankShares can only pay dividends if it receives
dividends in the near     dividends from Smith River Bank or, when established, Franklin Bank, and there will be
future to preserve        regulatory restrictions on the amount of dividends these banks can pay.  See, "Dividend
capital and facilitate    Policy," page 11.  Also, we intend to preserve capital to facilitate growth and expansion.
growth.

You will experience       The offering price of our common stock in this offering will be higher than the book value
substantial dilution      per share of the outstanding common stock.  Purchasers of the shares of common stock will
in the book value of      experience immediate dilution in the book value per share of their investment from the
shares of common stock    offering price.  This dilution is estimated to be $1.11 per share using the book value of
immediately after the     MainStreet BankShares at March 31, 2001 of $5,513,671 and an assumed offering price of
offering.                 $10.50 per share and the maximum number of shares are sold.  See "Dilution" on page 9 for further discussion of these calculations.

               Special Note Regarding Forward-looking Statements

     Some of the statements contained in this prospectus discuss future expectations or state other "forward-looking" information. Those statements could be affected by known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions.

     Important factors that may cause actual results to differ from projections include, for example,

  . the success or failure of our efforts to implement Smith River Bank's or Franklin Bank's business plan;

  . the effect of changing economic conditions, particularly changes in interest rates;

  .  changes in governmental regulations, tax rates and similar matters;

  . our ability to attract and retain quality employees; and other risks which may be described in our future filings with the SEC.

     We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. However, we are obligated under federal and state securities laws to update forward-looking information in future filings to ensure that they are not misleading regarding any material changes in our situation.

                         THE OFFERING AND DISTRIBUTION

Terms of the Offering

     The expiration date of the offering is June 30, 2002. We may extend the expiration date for up to two 90-day periods, without notice to subscribers, but not beyond December 31, 2002.

     The offering will terminate if by the expiration date at least 547,600 shares, representing the minimum offering, have not been subscribed for. We reserve the right to terminate the offering before the expiration date even if the maximum offering of 952,381 shares has not been subscribed for as long as the 547,600 minimum number of shares are subscribed for.

     If the offering is over-subscribed, we first will give preference to residents of Franklin County and to current shareholders. We reserve the right to decline any subscription, in our sole discretion, for any reason.

     All subscription proceeds will be deposited in an escrow account with First Citizens Bank & Trust Company, who will act as escrow agent.

     No subscriber will be permitted to purchase in the offering an amount of shares which when added to any shares already owned would exceed 4.99% of the total number of shares outstanding upon completion of the offering, unless this limitation is waived by MainStreet BankShares. We may waive the 4.99% maximum subscription if necessary to sell the minimum offering amount.

     Interest earned on all subscription proceeds will be kept by us whether or not subscriptions are accepted or rejected or the minimum offering is completed.

Plan of Distribution

     This offering is not underwritten. We have not employed any outside brokers or sales agents for this offering. We intend that the shares be marketed only by the officers and directors and authorized representatives of MainStreet BankShares and the organizing directors of Franklin Bank and will only be sold by a sales agent of MainStreet BankShares. The officers and directors will not receive any commissions or other compensations for these sales. They will be reimbursed for their reasonable expenses. The fact that this is not an underwritten offering may reduce our chances of selling the minimum number of shares required or it may mean that we will not sell as many shares as we could have sold above the minimum if we had involved an underwriter or broker.

     If we fail to sell a sufficient number of shares, we reserve the right to hire a broker at that time to sell the stock. That broker will charge a commission for any sales made, and may charge other fees as well, possibly reducing net proceeds by as much as 8%. Even if we hire a broker later, there is no assurance we will sell enough stock to open.

     As stated below, all subscribers' checks must be made payable to MainStreet BankShares, Inc. Escrow Account. Consistent with Rule 15c2-4 of the Securities Exchange Act, these checks will be transmitted to the escrow agent no later than close of the next business day.

Method of Subscription

     The minimum subscription is 100 shares or $1,050, but we reserve the right to accept subscriptions for less than the minimum subscription. We may waive the minimum investment requirement to accommodate small investors located in Franklin County, in hopes that they will become our customers.

     In order to purchase shares, you must:

     . Complete and sign the subscription agreement accompanying this prospectus;

     . Make full payment for the purchase price for the shares in United States currency by check, bank draft or money order payable to "MainStreet BankShares, Inc. - Escrow Account", and

     . Deliver the subscription agreement, in person or by mail, together with full payment for the purchase price, to Shareholder Relations, MainStreet BankShares, Inc., Suite 12, 730 East Church Street, P. O. Box 1224, Martinsville, VA 24114-1224

     The escrow agent will invest subscription proceeds in one or more bank money market funds that are insured by the FDIC or collateralized by U.S. government, state or local government securities until released from the escrow account. The escrow agent, by accepting appointment, in no way endorses the purchase of shares by any person.

     The rights and obligations of MainStreet BankShares and the escrow agent will be contained in an escrow agreement to be filed as an exhibit to this prospectus.

Subscription Acceptance

     Subscriptions are not binding until accepted by us. Deposit of funds in the escrow account until the satisfaction of the conditions listed above will not be considered an acceptance of the subscription to which the funds relate. We reserve the right to accept or reject subscriptions, in whole or in part, in our sole discretion. This permits us to refuse to sell shares to any person submitting a subscription agreement or to accept part but not all of a subscription so that a subscriber might ultimately be issued fewer than the full number of shares for which he or she subscribes. In determining which subscriptions to accept, in whole or in part, we first will give preference to residents of Franklin County and to current shareholders. We may also take into account the order in which subscriptions are received and a subscriber's potential to do business with, or to refer customers to, Smith River Bank or Franklin Bank.

     In the event we reject all or a part of your subscription, the escrow agent will refund by mail all or the appropriate portion of the amount paid in by you with the subscription, without interest, promptly after the rejection. This offering will be terminated, no shares will be issued and no subscription proceeds will be released from escrow to us unless we have accepted subscriptions and received payment for at least 547,600 shares. If these conditions don't occur by December 31, 2002 at the latest or the offering is terminated early for other reasons, all subscription proceeds will be returned promptly by mail in full without interest. All costs and expenses of the offering over and above the interest earned on subscription proceeds will be borne by us if all subscriptions are canceled.

     We will issue and mail certificates representing the shares as soon as practicable after subscription proceeds are released from the escrow account.

Determination of Offering Price

     MainStreet BankShares engaged the services of the Carson Medlin Company, an investment banker located at 1307 Glenwood Avenue, Suite 158, Raleigh, North Carolina 27605, to establish the price of the shares of common stock to be offered by this prospectus at $10.50.


                                   DILUTION

     Your investment will be immediately diluted because your purchase price per share exceeds our net tangible book value per share. The net tangible book value per share is determined by dividing our tangible net worth (tangible assets less liabilities) by the total shares outstanding. Our tangible book value as of March 31, 2001 was $5,513,671 or $8.00 per share. The purchase price per share in this offering will cause both an immediate dilution in net tangible book value to new investors and an immediate increase in net tangible book value to the existing shareholders of MainStreet BankShares.

     The following table illustrates this dilution per share assuming the sale of 952,381 shares of common stock at an assumed offering price of $10.50 per share, net of the estimated offering expenses totaling $100,000.

     Assumed offering price per share..............................  $10.50
                                                                     ======
          Net tangible book value per share prior to the offering.. $ 8.00 Increase in net tangible book value per share
          attributable to the offering.............................    1.39
                                                                     ------
     Net tangible book value per share after the offering..........  $ 9.39
                                                                     ======
     Dilution per share to the new investors.......................  $ 1.11
                                                                     ======

                                Use of Proceeds

     MainStreet BankShares has funded organizational and offering expenses to date. We expect total organizational and offering expenses to be about $362,502. We expect that we will receive approximately $9,637,498 in net proceeds from the sale of 952,381 shares of our common stock, using the offering price of $10.50 per share and after deducting expected total organizational and offering expenses of $362,502. We will continue to incur organizational and offering expenses through the date of the completion of the offering and release of subscription proceeds from the escrow account. MainStreet BankShares will obtain a line of credit to fund these expenses, if necessary.

     The following presentation of use of proceeds of the offering assumes that all the required regulatory approvals are received by us and the offering proceeds are released from the escrow account.


                                                           Minimum        Maximum
                                                          Offering       Offering

Offering Proceeds......................................  $ 5,749,800/1/  $10,000,000/2/
                                                         ===========     ===========

Anticipated use of proceeds by MainStreet BankShares:
  Offering expenses/3/.................................      100,000         100,000
  Capitalization of Franklin Bank
  through purchase of common stock of
  Franklin Bank........................................    5,500,000       5,500,000
  Working capital......................................      149,800       4,400,000
                                                         -----------    ------------

Total..................................................  $ 5,749,800    $ 10,000,000
                                                         ===========    ============

Anticipated use of capital by Franklin Bank:
  Pre-opening expenses for Franklin Bank...............  $   262,502    $    262,502
  Furniture, fixtures and equipment for Franklin Bank..      492,666         492,666
  Working capital......................................    4,744,832       4,744,832
                                                         -----------    ------------

Total..................................................  $ 5,500,000    $  5,500,000
                                                         ===========    ============

/1/  Assuming the sale of 547,600 shares at a price of $10.50 per share.

/2/  Assuming the sale of 952,381 shares at a price of $10.50 per share.

/3/ Offering expenses consist of various filing fees, printing expenses, escrow agent fees, and accounting and legal fees and expenses.

     By way of explanation, all subscription proceeds will be released and become capital of MainStreet BankShares. These funds will be used by MainStreet BankShares to pay its offering expenses of approximately $100,000. MainStreet BankShares will use $5,500,000 to capitalize Franklin Bank. The balance of the funds, between approximately $149,800 (minimum offering) and $4,400,000 (maximum offering) will be retained by MainStreet BankShares as working capital to be contributed to our subsidiary banks as needed. Franklin Bank will use approximately $262,502 for the bank's pre-opening expenses. Franklin Bank will use approximately $492,666 to furnish and equip the bank, if our application for the new bank is approved. The balance of the proceeds used to capitalize Franklin Bank, estimated at $4,744,832 will be used for general banking business.

     We expect to use the working capital of Franklin Bank primarily to fund loans and investments. Based on our current investment policy, we intend to invest primarily in the following types of investments: bankers acceptances; bank certificates of deposit; federal funds; US Treasury bills, notes, and bonds; securities issued by Federal agencies; mortgage backed securities/mortgage pass through certificates; and municipal bonds issued by states and local municipalities. Our policy establishes diversification guidelines to avoid undue concentrations. It also prohibits certain practices considered to carry an unacceptable degree of risk, such as short-term gains trading, short sales, and options trading. Thus we do not currently intend to carry investments that would be considered "trading securities" under the financial accounting standards governing the accounting for investment securities. We do not intend to seek higher yields by carrying securities with a relatively high degree of risk, such as those with low credit ratings. We intend to make consumer loans (such as vehicle loans and home equity loans/lines of credit), real estate loans (residential and commercial mortgages, construction and development loans, etc.) and commercial loans (term loans, letters of credit, and line of credit loans, for example). Over the long term, we expect most of our loans will be commercial and consumer loans, which can carry a higher degree of risk than real estate loans.

                                DIVIDEND POLICY

     In order to preserve capital to facilitate growth and expansion, we do not anticipate paying cash dividends on the shares in the immediate future. Our Board of Directors will make a determination whether to pay cash dividends on the basis of operating results, financial condition, tax considerations, and other relevant factors. Also, at present, the only source of funds from which we could pay cash dividends would be dividends paid to MainStreet BankShares by Smith River Bank and by Franklin Bank. Both Smith River Bank and Franklin Bank similarly do not anticipate paying cash dividends to MainStreet BankShares in the near future in order to preserve their capital to facilitate growth and expansion of business. Payment of cash dividends by Smith River Bank and Franklin Bank is also limited by regulatory requirements and limitations. See, "Supervision and Regulation" on page 19.

     As a practical matter, the Board of Governors of the Federal Reserve System recommend that banking organizations pay dividends only if the net income available to shareholders in the past year fully funds those dividends and the expected rate of earnings retention is consistent with capital needs, asset quality, and overall financial condition.

     In summary, we can give no assurances that any dividends will be declared by MainStreet BankShares or, if declared, what the amount of the dividends will be or whether the dividends, once declared, would continue.

                            MARKET FOR COMMON STOCK

     As a young company, there is no established market for our stock. Following the completion of the offering, we do not anticipate that our common stock will be traded actively for some time. At some point in the future, we will investigate trading over-the-counter or on an established exchange. We expect that any such trading on a public exchange will be at least one or two years in the future and may never occur.

     The development of an active trading market, whether or not a stock is reported on an exchange, depends on the existence of willing buyers and sellers. Due to the small number of shares outstanding and the very limited demand for our stock on the secondary market, it is unlikely that an active trading market will develop in the near future. Only investors who have a long term interest should take part in this offering, because investors may not be able to sell their shares when they desire or at a price equal to or above the price offered.

                                   BUSINESS

MainStreet BankShares

     MainStreet BankShares was incorporated in the Commonwealth of Virginia on January 14, 1999 under the name of First Community National BanCorp, Inc. On July 8, 1999, Restated Articles of Incorporation became effective changing the company name to Smith River BankShares, Inc. On March 6, 2001, Restated Articles of Incorporation became effective changing the company name to MainStreet BankShares, Inc. We received the authority to become a bank holding company from the Federal Reserve on December 10, 1999.

     Our corporate offices are currently located in the Patrick Henry Mall at Suite 12, 730 East Church Street, Martinsville, Virginia, with our telephone number being (540) 632-8054. Smith River Bank's main banking facility is located nearby at East Church Street and Booker Road in Martinsville, Virginia. Smith River Bank opened a branch in the Bassett/Stanleytown area on December 4, 2000 and plans to open a branch in Stuart, Virginia on or before August 1, 2001.

     We are authorized to engage in any activity available by law to a corporation, as permitted under applicable Federal and state regulatory restrictions applicable to the activities of bank holding companies. The holding company structure provides us with greater flexibility than Smith River Bank or Franklin Bank standing alone would have, to expand and diversify business activities through newly-formed subsidiaries or through acquisitions. While we have no present plans to engage actively in any other business activities, we will study the feasibility of establishing or acquiring subsidiaries to engage in other business activities permitted by law.

     Our principal assets consist of a money market deposit account at Smith River Bank, the capital stock of Smith River Bank, and, when acquired with the proceeds of this offering, the capital stock of Franklin Bank. These assets are used to fund our activities. Whether we will need additional capital will depend to a great extent upon the capital needs of Smith River Bank and Franklin Bank, which, in turn, will depend upon the level of deposits and total assets of the banks. Franklin Bank's capital needs for at least the next three years are expected to be satisfied from the proceeds of the offering and from normal business operations. If, after the first three years, Franklin Bank were to grow at a more rapid rate than anticipated, its capital needs could exceed the amount of capital available from MainStreet BankShares. We believe that additional capital would be available through the sale of additional securities or debt offerings, but that might not be the case.

Smith River Bank and Franklin Bank

General

     Smith River Bank is organized under the National Bank Act as a nationally-chartered commercial bank and member of the Federal Reserve, and its deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"). Smith River Bank opened for business on July 24, 2000, after receiving charter approval from the Office of the Comptroller of the Currency ("OCC") and deposit insurance approval from the FDIC.

     Franklin Bank will also be organized as a nationally-chartered commercial bank and member of the Federal Reserve. Franklin Bank's initial capitalization will be provided from the net proceeds of the offering by MainStreet BankShares purchasing at least 523,810 shares or 100% of Franklin Bank's common stock. The purchase price per share is $10.50.

     Smith River Bank engages, and Franklin Bank will engage, in attracting deposits from the general public and makes commercial, consumer and real estate loans.

     Our business plan for the initial years of bank operation relies principally upon local advertising and promotional activity and upon personal contacts by its directors, officers and shareholders to attract business and to acquaint potential customers with each bank's personalized services. We emphasize a high degree of personalized client service in order to be able to serve each customer's banking needs. Our marketing approach emphasizes the advantages of dealing with an independent, locally-owned and headquartered commercial bank to meet the particular needs of individuals, professionals and small to medium-sized businesses. We will continue to evaluate all banking services as to their profitability and make an effort to modify our business plan if the original plan does not prove successful.

     We believe that our business plan will make each of the banks profitable by the end of their third year of operations. However, it has been common in the banking industry for new financial institutions to lose money in the first several years of operation. There can be no assurance as to when or whether our banking operations will become profitable.

Primary service area

     The primary service area of Smith River Community Bank, N.A. is Martinsville and Henry County, Virginia, located in south central Virginia with its southern border on the North Carolina state line. The City of Martinsville is geographically in the center of the County. Henry County is the most urbanized of the five counties that comprise the West Piedmont Economic Development District. In general, the historical trends for the market are not in pace with Virginia's dynamic growth. In 1998, the market had a population of 71,573 and 73,346 in 2000, a slight increase. The number of households increased slightly in 1998 to 28,851 from 28,610 in 1990. Per capita personal income increased from $16,979 in 1990 to $20,383 in 1998. The area is heavily dependent on manufacturing. As of June 30, 2000, the latest date for which statistics are available, total deposits in the market were $954,650,000.

     Smith River Community Bank, N.A. anticipates opening a branch in Patrick County in Summer 2001. The population of Patrick County increased to 19,407 in 2000 from 17,473 in 1990, an 11.10% increase. The number of households were 6,908 in 1990. Per capita personal income increased from $13,473 in 1990 to $17,945 in 1998. As of June 30, 2000, total deposits in the Patrick County market were $197,983,000.

     The primary service area of the proposed Franklin Community Bank, N.A. will be all of Franklin County and the Town of Rocky Mount. Franklin County lies in southwest Virginia and is bounded by Henry County to the south, Pittsylvania County to the east, Roanoke County to the north and Floyd/Patrick Counties to the west. Within Franklin County are ten individual communities, including the Town of Rocky Mount, Boones Mill, Callaway, Ferrum, Glade Hill, Hardy, Henry, Penhook, Union Hall, and Wirtz. In 1990, the primary service area had a population of 39,549 and increased 19.60% in 2000 to 47,286. The number of households were 14,655 in 1990. Per capita personal income was $14,604 in 1990 and $19,787 in 1998. As of June 30, 2000, total FDIC deposits in the PSA were $558,935,000.

Competition

     We experience competition in attracting and retaining business and personal checking and savings accounts, and making commercial, consumer and real estate loans and providing other services in the primary service area. The primary factors in competing for bank accounts are interest rates, the range of financial services offered, convenience and range of banking facilities and services and flexible office hours. Direct competition for bank accounts comes from other commercial banks, savings institutions, credit unions, brokerage firms and money market funds. The primary factors in competing for loans are interest rates, loan origination fees and the range of lending services offered. Competition for origination of loans normally comes from other commercial banks, savings institutions, credit unions and mortgage banking firms. These entities may have competitive advantages as a result of greater resources and higher lending limits by virtue of their greater capitalization and, in the case of credit unions, as a result of tax laws. These competitors also may offer their customers certain services that our banks will not provide directly but might offer indirectly through correspondent institutions.

     As of June 30, 2000, there were 6 commercial banks and 2 savings banks and savings and loan institutions operating in the primary service area of the Smith River Bank. Their 26 branches had combined deposits of $954,650,000. In
addition, there are 2 credit unions operating in the primary service area.   On
June 30, 2000, commercial banks held 94.1% of the banking deposits in the market while thrifts and credit unions held the remaining 5.9%. Large regional and super-regional banks headquartered out of state held nearly 58.0% of the deposits in the market. While recent deposit growth in the market has been modest, the recent acquisition by out of state companies of MainStreet Financial Corporation (owner of Piedmont Trust Bank and Bank of Ferrum - total of 32.15% of all deposits in the market) and of Crestar (23.13% of all deposits in the market) create an opportunity for us as a locally headquartered community bank. Our ability to take advantage of this opportunity depends on how well we are able to deliver a high level of personalized banking services that customers want. To some extent we will be at a disadvantage to larger institutions that can advertise more extensively and offer a broader range of products and services as a result of their greater resources. In addition, these larger institutions have branching and proprietary ATM networks which we will not be able to duplicate for some time. We believe, however, that we will be able to take advantage of the consolidation in the market place and provide personalized, focused banking services that will be desirable to large segments of bank customers in the market and which will enable us to compete satisfactorily.

     Franklin County and the Town of Rocky Mount are currently served by a wide range of financial institutions including branches or affiliates of large regional holding companies, statewide holding companies, savings and loan associations, as well as other non-bank financial service companies. While this diversity makes the market competitive, the market is dominated by large regional financial institutions such as Wachovia, SunTrust, First Virginia Bank, BB&T, who collectively held over 74% of the deposits as of June 30, 2000. All of these institutions are controlled out of the area.

     The organizers of the proposed Franklin Bank along with the directors and officers of MainStreet BankShares, Inc. believe that the growing dominance of these large institutions, which are ultimately managed outside of Franklin County, has resulted in the decline in responsiveness and personalized service to the PSA. Indeed, the Franklin County area is currently served by six financial institutions with 19 offices. First National Bank and Member One Federal Credit Union are the only financial institutions in the PSA who are not part of a large regional or statewide holding company, although First National Bank is one of ten banks led by the same individual. The Franklin Bank anticipates capturing a significant share of the market by establishing a high level of service and local decision-making focused solely on Rocky Mount and Franklin County.

     We may encounter increased competition as a result of the enactment of Virginia legislation implementing the Riegle-Neal Interstate Banking and Branch Efficiency Act of 1994. In general terms, this legislation lowers the barriers for entry into Virginia by out-of-state financial institutions. See, "Supervision and Regulation - Recent Legislative Developments" on page 23.

Employees

     As of the date of this prospectus, Andy McCullar (President and Chief Executive Officer), Bill Clark (Executive Vice President and Chief Operating Officer), and Brenda Smith (Senior Vice President and Chief Financial Officer) are the executive officers of MainStreet BankShares. See "Management - Remuneration of Directors and Officers" at page 32. Neither Mr. Clark nor Ms. Smith presently have employment agreements but we intend to offer employment contracts to them in the near future similar to Mr. McCullar's. In addition, Smith River Bank has 19 employees including employees already hired for the Stuart branch. During the first year of operations we anticipate that Franklin Bank will employ approximately 11 full-time employees of whom 4 will be officers. We intend that Larry Heaton will become the President of Franklin Bank, if approved, and we intend to offer him an employment contract similar to Mr.McCullar's at that time.

Properties

     On April 6, 1999, we entered into two leases. One lease is for MainStreet BankShares' executive offices and the other lease is for the main banking office of Smith River Bank. The executive office lease is for 2,000 square feet of space located in the Patrick Henry Shopping Mall at Suite 12, 730 East Church Street in Martinsville, Virginia. Smith River Bank's main office lease covers nearly 2,486 additional square feet. The executive office lease commenced on May 1, 1999, and the main office lease commenced on August 1, 1999. Both leases expire on July 31, 2002. The base rental for the executive office lease is $750 per month for May, June and July, 1999, and $1,000 per month thereafter. The base rental for Smith River Bank's main office lease is $2,500 per month.

     We have a lease for a 3,400 square foot facility located at 380 Riverside Drive, in Bassett, Virginia. The facility is a former branch of a bank which was closed several years ago. The lease commenced on June 1, 1999, and expires 36 months from then. The base rental is $2,500 per month.

     None of the leases contain options to renew. Consequently, it is possible that MainStreet BankShares and/or Smith River Bank may be required to relocate operations at one or more of these facilities if, at the end of the lease term we are unable to renegotiate the leases. If this were to occur, the expenses of relocation and disruption in services could be substantial.

     The additional branch of Smith River Bank in Stuart, Virginia, will be located at 105 Dobyns Road. The branch will be a modular facility and the land will be leased with a monthly rental of $1,000.

     The Franklin Bank will originally be located at 4000 Old Franklin Turnpike, Suite 108, Rocky Mount, Virginia, in a section of town known as the Rocky Mount Marketplace. The bank will begin in a storefront location with a monthly lease of approximately $1,600. Upon preliminary approval from the OCC, the Bank will immediately begin construction of a free-standing main office. The main office facility will be located on Parcel # 3 of the same Rocky Mount Marketplace and will be located approximately 300 yards away from the storefront location. Upon completion of the main office facility, we expect that the storefront location will be closed and the bank would operate from the new main office facility.

     Also, in the third month of operations, Franklin Bank would anticipate opening a loan production office at the Westlake Corner area in Franklin County. The bank would also lease a space for this loan production at a monthly lease that would approximate $1,500. In year three of Franklin Bank's operations, an additional branch is anticipated being opened at the Westlake Corner area. In turn, the loan production office would close and that activity would be handled at the additional branch.

     Smith River Bank is open from 9:00 a.m. to 5:00 p.m. Monday through Friday with drive-through banking, 8:30 a.m. to 5:00 p.m. Monday through Friday and 8:30 a.m. to 1:00 p.m. on Saturdays (except for legal holidays).

Banking Services Generally

     We offer a full range of commercial banking services to individual, professional and business customers in its primary service area. These services include personal and business checking accounts and savings and other time certificates of deposit. The transaction accounts and time certificates are at rates competitive with those offered in the primary service area. Customer deposits are insured to the maximum extent provided by law through the FDIC. We issue MasterCard and Visa credit cards. We offer night depository services; we sell traveler's checks issued by an independent entity; and we issue cashier's checks. We do not anticipate offering trust and fiduciary services and will rely on trust and fiduciary services offered by correspondent banks until we determine that it is profitable to offer these services directly. Smith River Bank has proprietary ATM's at both its main bank office and the Stanleytown branch. The Stuart branch of Smith River Bank will also have a drive-up ATM.
We intend to have ATMs at the proposed Franklin County bank. We also plan on offering internet banking services when economically viable to do so.

Lending Activities

     Smith River Bank seeks to attract deposits from the general public and use those deposits, together with borrowings and other sources of funds, to originate and purchase loans. We offer a full range of short and medium-term commercial, consumer and real estate loans. We attempt to react to prevailing market conditions and demands in our lending activities, while avoiding excessive concentrations of any particular loan category. As of March 31, 2001, there were no concentrations of credit. We have a loan approval process that will provide levels of officer lending authority. Also, certain executive officers can combine their lending authority and a loan committee of the Board of Directors can approve the larger credits.

     The risk of nonpayment of loans is inherent in making all loans. However, management attempts to carefully evaluate all loan applicants and to minimize credit risk exposure with thorough loan application and approval procedures for each category of loan. In determining whether to make a loan, we consider the borrower's credit history, analyze the borrower's income and ability to service the loan, and evaluate the need for collateral to secure recovery in the event of default.

     Under the national banking laws, each bank is limited in the amount it can loan to a single borrower to no more than 15% of a bank's statutory capital base, unless the entire amount of the loan is secured by readily marketable collateral. In no event, however, may the loan be greater than 25% of a bank's statutory capital base. Smith River Bank's legal lending limit under applicable law for one borrower, based upon its statutory capital base as of March 31, 2001, is $815,714 for unsecured loans and $1,359,523 for loans fully secured by readily marketable collateral. Franklin Bank's legal lending limit for one borrower, based upon its anticipated statutory capital base, will be approximately $825,000 for unsecured loans and $1,375,000 for loans fully secured by readily marketable collateral.

     We maintain an allowance for loan losses based upon management's assumptions and judgments regarding the ultimate collectibility of loans in its portfolio and based upon a percentage of the outstanding balances of specific loans when their ultimate collectibility is considered questionable. Certain risks with regard to specific categories of loans are described below. Smith River Bank makes the following types of loans and we anticipate Franklin Bank will also do so.

     Commercial Loans.  Commercial lending activities are directed principally
     ----------------
toward businesses whose demand for funds falls within the bank's lending limit. These businesses include small to medium-size professional firms, retail and wholesale businesses, light industry and manufacturing concerns operating in and around the primary service area. The types of loans provided will include principally term loans with variable interest rates secured by equipment, inventory, receivables and real estate, as well as secured and unsecured working capital lines of credit. Repayment of these loans is dependent upon the financial success of the business borrower. Personal guarantees may be obtained from the principals of business borrowers and/or third parties to further support the borrower's ability to service the debt and reduce the risk of nonpayment.

     Real Estate Loans.  Real estate lending includes commercial and residential
     -----------------
real estate development loans, home improvement loans, home equity loans and
residential mortgage loans.   Smith River Bank originates variable-rate
residential and other mortgage loans for its own account. The residential loans are secured by first mortgages on one-to-four family residences in the primary service area. Loans secured by second mortgages on a borrower's residence are also made.

     Consumer Loans.  Consumer lending is made on a secured or unsecured basis
     --------------
and is oriented primarily to the requirements of our customers, with an emphasis on direct automobile financing, home improvements, debt consolidation, agricultural and other personal needs. Consumer loans generally involve more risk than first mortgage loans, because the collateral for a defaulted loan may not provide an adequate source of repayment of the principal due to damage to the collateral or other loss of value while the remaining deficiency often does not warrant further collection efforts. In addition, consumer loan performance is dependent upon the borrower's continued financial stability and is, therefore, more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Various Federal and state laws, including Federal and state bankruptcy and insolvency laws, may also limit the amount that can be recovered.

Asset and Liability Management

     The primary assets of Smith River Bank consist of its loan portfolio and investment accounts. We expect that the same will be true of Franklin Bank. Consistent with the requirements of prudent banking necessary to maintain liquidity, we seek to match maturities and rates of loans and the investment portfolio with those of deposits, although exact matching is not always possible. We seek to invest the largest portion of bank assets in commercial, consumer and real estate loans. We price our deposit and loan products competitively and concentrate on superior service, local management and local decision-making to attract customers. We attempt to maintain a positive spread between the interest earned on investments and loans and the interest costs on deposits. The positive spread is achieved primarily by offering floating rate loans, offering fixed rate loans only when their maturities match the projected maturities of long term certificates of deposit or other borrowings by the bank. There is no assurance we will be able to achieve this plan consistently, particularly in the early years of operation of each bank, when the market may require us to offer higher rates on deposits and lower rates on loans in order to attract customers. Smith River Bank's investment account consists primarily of marketable securities of the United States government and Federal agencies, generally with varied maturities. Less than 15% of the portfolio is invested in corporate debt securities. We expect that the same will be true of Franklin Bank.

     Our bank investment policy provides for a portfolio divided among issues purchased to meet one or more of the following objectives:

 . to complement strategies developed in assets/liquidity management, including desired liquidity levels;

 . to maximize after-tax income from funds not needed for day-to-day operations and loan demand; and

 .  to provide collateral necessary for acceptance of public funds.


     This policy allows us to deal with seasonal deposit fluctuations and to provide for basic liquidity consistent with loan demand and, when possible, to match maturities with anticipated liquidity demands. Longer term securities may be selected for a combination of yield and exemption from Federal income taxation when appropriate. Deposit accounts represent the majority of the liabilities of Smith River Bank and we anticipate the same will be the case for Franklin Bank. These include savings accounts, transaction accounts and time deposits.

     Smith River Bank derives its income principally from interest charged on loans and, to a lesser extent, from interest earned on investments, fees received in connection with the origination of loans and miscellaneous fees and service charges. Its principal expenses are interest expense on deposits and operating expenses. The funds for these activities are provided principally by operating revenues, deposit growth, purchase of Federal funds from other banks, repayment of outstanding loans and sale of loans and investment securities. Initially, we expect that Franklin Bank will operate in the same way.

Income Taxes

     MainStreet BankShares is subject to both Federal and state income taxes. While Smith River Bank is, and Franklin Bank will be, subject to Federal income taxes, a national bank is exempt from state income tax in Virginia. Instead, a bank in Virginia must pay a franchise fee based on the bank's capital level, which is payable even though the bank may not have profits. However, with respect to federal income taxes, we expect that we will not have profitable operations until at least the third full year of operations of each bank, if then. Because of this, we may have a substantial cumulative net loss before we become profitable. Under current Federal tax laws, these net operating losses will be available to offset future taxable profits. Specifically, a net operating loss may be carried forward for a period of up to 20 years to offset taxable income in those years. This could reduce our taxes in the initial years of profitability. However, if operations are not ultimately profitable, then it is unlikely that we will realize any tax benefits.

Legal Proceedings

     MainStreet BankShares, Smith River Bank, and Franklin Bank are not parties to any pending legal proceeding or aware of any threatened legal proceeding where we may be exposed to any material loss. From time to time in the normal course of business, Smith River Bank files, and Franklin Bank will file, standard claims to collect loans.

                        MANAGEMENT'S PLAN OF OPERATION

     MainStreet BankShares, Inc. was incorporated on January 14, 1999, in the Commonwealth of Virginia as First Community National BanCorp, Inc. On July 8, 1999, Restated Articles of Incorporation became effective changing the name to Smith River BankShares, Inc. On March 6, 2001, Restated Articles of Incorporation became effective changing the name to MainStreet BankShares, Inc. MainStreet BankShares was formed for the primary purpose of becoming a bank holding company for Smith River Community Bank, N.A. We have recently filed for permission to establish a new banking subsidiary in Franklin County, Virginia to be named Franklin Community Bank, N.A.

     In July 2000, MainStreet BankShares completed its initial public offering of 689,368 shares of its no par common stock at a price of $10.00 per share.
The offering resulted in gross proceeds to MainStreet BankShares of $6.9 million. MainStreet BankShares used the net proceeds of the offering to buy all of the outstanding shares of capital stock of Smith River Bank, a newly formed, nationally-chartered commercial bank. The acquisition of Smith River Bank was approved by the Federal Reserve Bank of Richmond on December 10, 1999 and the State Corporation Commission of the Commonwealth of Virginia on December 18, 1999.

     Smith River Bank received its final approvals from the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation in July 2000 and opened for business on July 24, 2000. The bank began business with its main office at 730 East Church Street and Booker Road in Martinsville, Virginia. On December 4, 2000, Smith River Bank opened its second branch at 380 Riverside Drive in Bassett, Virginia. The bank has begun to accept deposits and make commercial, real estate, and consumer loans. For its initial years of operation, Smith River Bank anticipates that it will rely on local advertising and the personal contacts of its directors and employees, and our shareholders to attract customers and business to the bank. Smith River Bank plans to operate as a locally-owned and -operated commercial bank emphasizing personal customer service and other advantages incident to banking with a locally-owned, community bank.

     We anticipate that Franklin Bank will be organized and operated very similarly to Smith River Bank. Franklin Bank has filed an application with the FDIC and the OCC to become a national commercial bank and will apply to become a member of the Federal Reserve. We also anticipate that Franklin Bank will have 11 initial directors who will serve as the organizing directors of the bank.
See "Management - Directors of Franklin Bank" on page 29. As with Smith River Bank, Franklin Bank will rely on local advertising and the personal contacts of its directors and employees, and our shareholders to attract customers and business to the bank. Franklin Bank also plans to operate as a locally-owned and -operated commercial bank emphasizing personal customer service and other advantages incident to banking with a locally-owned, community bank.

     MainStreet BankShares and Smith River Bank each have very limited prior operating history. Our operating results will depend on the operating results of Smith River Bank and Franklin Bank, when it is formed. At December 31, 2000, accumulated gross loans totaled $7.8 million, securities available-for-sale were $4.5 million, and total deposits were $8.1 million. Total assets were $13.9 million and shareholders' equity was $5.7 million. For the year-ending December 31, 2000, MainStreet BankShares experienced a net loss of $682,000, which included pre-opening and organizational costs from January 1, 2000 through July 23, 2000. We have experienced good growth from year-end. At March 31, 2001, gross loans were $8.3 million, securities available for sale were $7.4 million, and total deposits were $12.7 million. Total assets were $18.4 million and total shareholders' equity was $5.5 million. The net loss for the period ending March 31, 2001 was $218,906. For more information, see our consolidated financial statements beginning at page F-1.

     Franklin Bank, when it is formed, will have no prior operating history, and its success and profitability will depend in a large part on our ability to attract a customer base and on the economy in general in Franklin County, Virginia. We will incur operating expenses, and there are no assurances as to when, if ever, Smith River Bank or Franklin Bank will make a profit. Assuming that the minimum net proceeds from the offering are raised, we presently believe that we will have sufficient capital resources to meet our commitments for Franklin Bank over the next twelve months. Franklin Bank will initially be capitalized at $5.5 million with organizational expenses of approximately $262,502; furniture and fixtures costs of $492,666 over the first three years, working capital of $4,744,832. The bank will primarily use its working capital to fund loans and purchase investments. See "Use of Proceeds" on page 10.

     We anticipate that MainStreet BankShares will provide certain services to our subsidiary banks. Such services will include treasury management, asset liability management, accounting, investments, accounts payable, compliance, audit, data processing, deposit operations, document processing, shared loan operations, proof and transit, shareholder relations, insurance, and facilities management. Smith River Bank currently handles these operations. Personnel performing these functions for Smith River Bank will become employees of MainStreet BankShares. MainStreet BankShares will provide these services in exchange for a servicing fee from the banks. This arrangement will permit Smith River Bank to focus on banking and customers while MainStreet BankShares will handle the back-end operations. Franklin Bank will also benefit from lower operations, personnel and equipment costs that this arrangement will provide.

     MainStreet BankShares anticipates that it will have approximately seven employees, which will include Mr. McCullar, President and Chief Executive Officer, Mr. Clark, Executive Vice President and Chief Operating Officer, Ms. Smith, Senior Vice President and Chief Financial Officer. In addition we anticipate having a compliance/audit officer, an operations officer, an administrative assistant, and a clerical operations employee. Smith River Bank will employ approximately 17 full-time employees for its three branches. During its first year of operations, we anticipate that Franklin Bank will employ approximately 11 full-time employees. See "Business - Employees" on page 14.

     We currently have three leases, one of which is for the executive offices of MainStreet BankShares. The other two leases are for the main banking office and the Stanleytown branch of Smith River Bank.

     We expect to open a branch in Stuart, Virginia, in the summer of 2001. We have negotiated a contract for the purchase of a modular facility to use for the Stuart branch. Smith River Bank will pay a monthly lease on the land on which the modular facility will be located.

     Franklin Bank expects to begin its operations in the Rocky Mount Marketplace storefront located in Rocky Mount, Virginia. Upon preliminary approval from the OCC, Franklin Bank will immediately begin construction of a free-standing facility.

                          SUPERVISION AND REGULATION

     We provide the following as a summary of statutes and regulations affecting bank holding companies. This summary is qualified in its entirety by reference to these statutes and regulations.

Supervision and Regulation of MainStreet BankShares

     General Banking Regulation. MainStreet BankShares is a bank holding company within the meaning of the Federal Bank Holding Company Act of 1956 and the Virginia Banking Act. As a bank holding company, MainStreet BankShares is required to file with the Federal Reserve periodic reports and information regarding its business operations and those of Smith River Bank and Franklin Bank, when it is formed. MainStreet BankShares must also provide the Virginia Bureau of Financial Institutions with information regarding itself, Smith River Bank, and Franklin Bank, when it is formed. MainStreet BankShares is examined by the Federal Reserve and the Virginia Bureau of Financial Institutions. Smith River Bank is, and Franklin Bank will be, examined by the OCC.

     A bank holding company is required by the Federal Bank Holding Company Act to obtain approval from the Federal Reserve before acquiring control of substantially all of the assets of any non-affiliated bank or more than 5% of the voting shares of any bank that it does not already own, or before it merges or consolidates with another institution or engages in any business other than banking or managing, controlling or furnishing services to banks and other subsidiaries, and a limited list of activities closely related to or incidental to banking. Similarly, approval of the Virginia Financial Institutions Bureau is required for certain acquisitions of other banks and bank holding companies. The Federal Reserve would approve the ownership of shares by a bank holding company in any company engaged in activities determined by order or regulation to be so closely related to banking or to managing or controlling banks as to be a proper incident thereto. In other words, regulatory involvement, and frequently approval, is required if we were to engage in any of the foregoing activities.

     MainStreet BankShares would be compelled by the Federal Reserve to invest additional capital in the event Smith River Bank or Franklin Bank experiences either significant loan losses or rapid growth of loans or deposits. The Federal Reserve requires a bank holding company to act as a source of financial strength and to take measures to preserve and protect its bank subsidiaries.

     Holding Company Capital Guidelines. As a bank holding company, MainStreet operates under the capital adequacy guidelines established by the Federal Reserve. Under the Federal Reserve's current risk-based capital guidelines for bank holding companies, the minimum required ratio for total capital to risk weighted assets we are required to maintain is 8 percent, with at least 4 percent consisting of Tier 1 capital. Tier 1 capital consists of common and qualifying preferred stock, certain other qualifying instruments, and interests in equity accounts of consolidated subsidiaries, less goodwill and other intangible assets. Because we will be a bank holding company with less than $150 million in total consolidated assets, these guidelines will be applied on a bank only basis. These risk-based capital guidelines establish minimum standards and bank holding companies generally are expected to operate well above the minimum standards. We may raise this capital with certain types of debt, and we may raise capital by selling company stock, as we are doing in this offering.

     Financial Modernization Legislation. A bank holding company generally is restricted to activities related or incidental to banking. In the past, bank holding companies were specifically prohibited from engaging in the issue, flotation, underwriting, public sale, or distribution of third party securities. Limits also were placed on underwriting and selling insurance. The activities permissible to bank holding companies and their affiliates were substantially expanded by the Gramm-Leach-Bliley Act, which became effective in March of 2000. This new Act repeals the banking/securities industry anti-affiliation rules and permits the common ownership of commercial banks, investment banks, and insurance companies. Under this new law, a bank holding company can elect to be treated as a financial holding company, which may engage in any activity that the Federal Reserve determines is financial in nature. A financial holding company also may engage in any activity that is complementary to a financial activity and does not pose a substantial risk to the safety and soundness of the related depository institutions or the financial system generally.

     In order for a bank holding company to qualify as a financial holding company, all of its depository subsidiaries (i.e., banks and thrifts) must be well capitalized and well managed, and must meet their Community Reinvestment Act (CRA) obligations, as explained below. The bank holding company also must declare its intention to become a financial holding company to the Federal Reserve and certify that it meets the requirements. Banks and thrifts acquired by a financial holding company within 12 months prior to the date on which the election is filed may be excluded from this test if they have less than a satisfactory CRA rating, but they must submit a plan to the applicable federal banking agency describing how the CRA rating will be brought into conformance.

     Financial holding company powers that are either specified in the statute or have been determined by the Federal Reserve to be financial in nature include the following:

        . underwriting insurance or annuities;
        . providing financial or investment advice;
        . underwriting, dealing in, or making markets in securities;
        . merchant banking, subject to limitations on size and capital restrictions;
        . insurance portfolio investing, subject to limitations; and . any other activities previously found to be closely related to banking by the Federal Reserve.

     The Act also establishes a system of functional regulation for financial holding companies and banks providing regulation of securities by the Securities and Exchange Commission and state securities regulators, regulation of futures by the Commodity Futures Trading Commission, and regulation of insurance activities by the state insurance regulators. Banks may sell title insurance only when specifically permitted under the applicable state law.

     This new law also imposes new customer privacy requirements on financial institutions. Financial institutions generally are prohibited from disclosing customer information to non-affiliated third parties, unless the customer has been given the opportunity to object and has not objected to such disclosure. Financial institutions must disclose their specific privacy policies to their customers annually. Upon making such disclosure, there is no specific restriction on financial institutions disclosing customer information to affiliated parties. Financial institutions must comply with state law, however, if it protects customer privacy more fully than federal law.

Specific privacy regulations are effective in 2001.

     The new law also revises the present Federal Home Loan Bank system, imposing new capital requirements on Federal Home Loan Banks and authorizing them to issue two classes of stock with differing dividend rates and redemption requirements. Permissible uses of Federal Home Loan Bank advances by community financial institutions (under $500 million in assets) have been expanded to include funding loans to small businesses, and small farms and agribusiness. It is anticipated that Smith River and Franklin Bank will use Federal Home Loan Bank loans to fund lending opportunities.

     The new law contains a variety of other provisions. Automated teller machine surcharges are prohibited unless the customer first has been provided notice of the imposition and amount of the fee. Community Reinvestment Act examinations for smaller institutions (including Smith River Bank and Franklin
Bank) will be less frequent. Certain reporting requirements are now imposed on depository institutions that make payments to non-governmental entities in connection with the Community Reinvestment Act.

     MainStreet BankShares does not currently intend to become a "financial holding company" under the terms of this new law. We are unable to predict the impact of this new law on our competition or our operations at this time.

     Securities. MainStreet BankShares, Inc. also is required to comply with the requirements of the Securities and Exchange Act of 1934, which includes the filing of annual quarterly and other reports with the SEC.

Supervision and Regulation of Smith River Bank and Franklin Bank

     General. Smith River Bank is, and Franklin Bank will be, examined and regulated by the Office of the Comptroller of the Currency and the Federal Reserve. The OCC regulates and monitors all significant aspects of bank operations. The OCC requires quarterly reports on a bank's financial condition and conducts periodic examinations of banks. The cost of complying with these regulations and reporting requirements can be significant. In addition, some of these regulations impact investors directly. For example, Smith River Bank and Franklin Bank may pay dividends only out of their undivided profits after deducting expenses, including losses and bad debts. In general, the OCC limits annual dividends to retained profits of the current year plus two prior years, without OCC approval. In addition, Smith River Bank and Franklin Bank may not pay dividends at all until their surplus equals their stated capital. The only exception is if the bank has transferred to surplus no less than 10% of its net profits for the preceding two consecutive half year periods (for annual dividends) or of the preceding half year period (for quarterly or half year dividends). Regulatory restrictions on Smith River Bank's and Franklin Bank's ability to pay dividends may adversely impact MainStreet BankShares' ability to pay dividends to its shareholders.

     As a member of the Federal Reserve, Smith River Bank and Franklin Bank must comply with rules that restrict preferential loans by the bank to "insiders," require each bank to keep information on loans to principal shareholders and executive officers, and prohibit certain director and officer interlocks between financial institutions. Smith River Bank's and Franklin Bank's loan operations, particularly for consumer and residential real estate loans, are also subject to numerous legal requirements as are its deposit activities. In addition to regulatory compliance costs, these laws may create the risk of liability to the bank for noncompliance.

     FDIC Insurance. Smith River Bank's deposits are, and Franklin Bank's deposits will be, insured by the FDIC for a maximum of $100,000 per depositor. For this protection, the bank pays a semi-annual statutory assessment and must comply with the rules and regulations of the FDIC. These assessments can go up or down, affecting the bank's costs, depending on the solvency of the banking
industry as a whole.   In addition, the cost of complying with FDIC rules and
regulations may negatively impact the bank's profitability. In the case of member banks like Smith River Bank and Franklin Bank, the Federal Reserve has the authority to prevent the continuance or development of unsound and unsafe banking practices and to approve conversions, mergers and consolidations. Obtaining regulatory approval of these transactions can be expensive, time-consuming and may not be ultimately obtainable.

     Bank Capital Guidelines.   Federal bank regulatory authorities have adopted
risk-based capital adequacy guidelines that redefine traditional capital ratios to take into account assessments of risks related to each balance sheet category, as well as off-balance sheet financing activities. This represents an effort to measure capital adequacy in a way that is more sensitive to the individual risk profiles of specific financial institutions. The risk-weighted asset base is equal to the sum of the aggregate dollar value of assets and certain off-balance sheet items (such as currency or interest rate swaps) in each of the four separate risk categories, multiplied by the risk weight assigned to each specific asset category. After the items in each category have been totaled and multiplied by the category's risk factor, category totals are aggregated to derive the total risk-weighted assets, and the total adjusted capital base is divided by the total risk-weighted assets to derive a ratio.

     Under the Federal Reserve's current risk-based capital guidelines for member banks, Smith River Bank is required, and Franklin Bank will be required, to maintain a minimum ratio of total capital to risk weighted assets of 8 percent, with at least 4% consisting of Tier 1 capital. In addition, the Federal Reserve requires its member banks to maintain a minimum ratio of Tier 1 capital to average total assets. This capital measure is generally referred to as the leverage capital ratio. The minimum required leverage capital ratio is 4 percent if the Federal Reserve determines that the institution is not anticipating or experiencing significant growth and has well-diversified risks -
- including no undue interest rate exposure, excellent asset quality, high liquidity and good earnings -- and, in general, is considered a strong banking organization and rated Composite 1 under the Uniform Financial Institutions Rating Systems. If Smith River Bank or Franklin Bank do not satisfy any of these criteria it may be required to maintain a ratio of total capital to risk-based assets of 10 percent and a ratio of Tier 1 capital to risk-based assets of at least 6 percent, and it then be required to maintain a 5 percent leverage capital ratio. These regulations can impact the bank by requiring it to hold more capital and thereby inhibit its ability to grow. At March 31, 2001, MainStreet BankShares and Smith River Bank had the following risk-based capital and leverage ratios relative to regulatory rations required to be considered well-capitalized:


               Ratio     MainStreet BankShares  Smith River Bank   Minimum
               -----     ---------------------  ----------------   -------

               Tier 1            48.86%               47.09%           6%
               Total             49.97%               48.20%          10%
               Leverage          32.26%               31.09%           5%

     Affiliate Transactions and Branching. The Federal Reserve Act restricts loans, investments, asset purchases and other transactions between banks and their affiliates, including placing collateral requirements and requiring that those transactions are on terms and under conditions substantially the same as those prevailing at the time for comparable transactions with non-affiliates. Smith River Bank or Franklin Bank may branch without geographic restriction in Virginia, and it may acquire branches or banks or merge across state lines in most cases. Neither Smith River Bank nor Franklin Bank currently intend to expand outside of Virginia.

     Community Reinvestment Act. The federal Community Reinvestment Act (CRA) requires that the federal banking regulators evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. These factors are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility. Recent legislative and regulatory changes have reduced the paperwork and regulatory burden of CRA on smaller institutions such as Smith River Bank and Franklin Bank.

     Other Regulation. Smith River Bank is, and Franklin Bank will be, subject to a variety of other regulations. State and federal laws restrict interest rates on loans, potentially affecting our income. The Truth in Lending Act and the Home Mortgage Disclosure Act impose information requirements on banks in making loans. The Equal Credit Opportunity Act prohibits discrimination in lending on the basis of race, creed, or other prohibited factors. The Fair Credit Reporting Act governs the use and release of information to credit reporting agencies. The Truth in Savings Act requires disclosure of yields and costs of deposits and deposit accounts. Other acts govern confidentiality of consumer financial records, automatic deposits and withdrawals, check settlement, endorsement and presentment, and disclosure of cash transactions exceeding $10,000 to the Internal Revenue Service.

Monetary Policy

     Banking is a business that depends on interest rate differentials. The difference between the interest rates paid by Smith River Bank or Franklin Bank on its deposits and other borrowings and the interest rate received on loans extended to its customers and on securities held in its portfolio comprises the major portion of the bank's earnings.

     The earnings and growth of Smith River Bank and Franklin Bank will be affected not only by general economic conditions, both domestic and foreign, but also by the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve. The Federal Reserve implements national monetary policy by its open market operations in United States government securities, adjustments in the amount of industry reserves that banks and other financial institutions are required to maintain and adjustments to the discount rates applicable to borrowings by banks from the Federal Reserve. The actions of the Federal Reserve in these areas influence the growth of bank loans, investments and deposits and also affect interest rates charged and paid on deposits. We cannot predict the nature and impact of any future changes in monetary policies.

Recent Legislative Developments

     The United States Congress periodically adopts legislation that impacts both banks and other financial institutions. Legislation of this type could further deregulate the financial services industry and lift remaining geographic restrictions on banks and bank holding companies and current prohibitions against banks engaging in certain non-banking activities and nonbanks engaging in banking activities. These legislative changes could place us in more direct competition with other financial institutions, including mutual funds, securities brokerage firms, insurance companies and investment banking firms.
On the other hand, legislation could impose further restrictions on banks which might limit the services or products banks offer, the manner in which they may be offered, or the cost of offering them. Because of these uncertainties, we cannot predict what legislation might be enacted, and if enacted, the effect thereof.

                                  MANAGEMENT

Directors and Executive Officers of MainStreet BankShares and Smith River Bank

     There are currently 12 members of the Board of Directors of MainStreet BankShares. They are divided into three classes that serve staggered three-year terms. The members of one class are elected at each annual meeting of shareholders and hold office until the third annual meeting following their election or until successors are elected and qualified. The term of the Class A Directors expires 2002, the term of the Class B directors expires in 2003, and the term of the Class C directors expires in 2004. All of these individuals currently also serve as the directors of Smith River Bank. Unlike MainStreet BankShares, the term of the directors of Smith River Bank is uniformly one year. The following table sets forth material information about the current executive officers and directors of MainStreet BankShares and Smith River Bank. Share ownership is as of April 30, 2001 and percentages are based on the minimum offering being sold.

                                                                            Number of                Dollar
                                                                            Owned                    Amount of
                        Position With                                       Shares(%)/               Subscription
                        MainStreet                Principal Occupation      Warrants(%)/1/           in this
    Name/Age            BankShares                Last 5 Years              And Options (%)/2/       Offering
    --------            ----------                ------------              ------------------       --------

                                              Class A Directors - Term Expires 2002
    William S.          Director, Executive       Former President of       20,000/3/   (1.6%)          $0
    Clark/48            Vice President and        the First Bank of
                        Chief Operating           Stuart; City Executive
                        Officer                   for BB&T

/1/ These are warrants granted under MainStreet BankShares Warrant Plan. See "Certain Transactions" on page 34.

/2/ Based on minimum offering percentage. Share % includes only shares; warrant % includes both shares and warrants, assuming all warrants are exercised.

                                                                            Number of                Dollar
                                                                            Owned                    Amount of
                        Position With                                       Shares(%)/               Subscription
                        MainStreet                Principal Occupation      Warrants(%)/1/           in this
    Name/Age            BankShares                Last 5 Years              And Options (%)/2/       Offering
    --------            ----------                ------------              ------------------       --------
    Mervyn R.           Director                  Retired/Anesthes-         14,300/4/   (1.2%)          $0
    King, M.D./67                                 iologist and President    10,000      (1.8%)
                                                  M. R. King & Assoc.s

    Morton W.           Director                  President-The Lester      25,000      (2.0%)          $0
    Lester/67                                     Corp.; Vice President -   10,000      (2.7%)
                                                  Motor Imports, Inc.

    Cecil R.            Director,  President      President and Chief       15,000      (1.2%)          $0
    McCullar/64         and Chief                 Executive Officer of      10,000      (1.9%)
                        Executive Officer         MainStreet                30,000/5/   (4.1%)
                                                  BankShares and Smith
                                                  River Bank

                                       Class B Directors - Term Expires 2003
    Jessee D.           Director                  President of Rocuda       10,300      (0.8%)          $0
    Cahill, Sr./70                                Finance, Inc. and         10,000      (1.5%)
                                                  Rocuda Mortgage
                                                  Company, Inc.

    Roxanne B.          Director                  Principal - Dillon         6,700/6/   (0.5%)          $0
    Miller/68                                     Insurance Agency           6,000      (1.0%)

    Jimmie R.           Director                  President - Jim Mills     18,089/7/   (1.5%)          $0
    Mills/64                                      Lincoln-Mercury-           5,000      (1.8%)
                                                  Chrysler-Jeep

    Joe C.
    Philpott/70         Director                  Retired/Exc. Vice          4,000      (0.3%)          $0
                                                  President-                 2,500      (0.5%)
                                                  Manufacturing; Bassett
                                                  Furniture Industries

                                       Class C Directors - Term Expires 2004
    Patricia H.
    Brammer/68          Director                  Retired Realtor           13,000      (1.1%)          $ 31,500
                                                                             5,000      (1.4%)

    George R.           Director                  Owner - Nelson Ford,      25,300/8/   (2.0%)          $0
    Nelson, Jr./65                                Inc./G.R. Chevrolet,      10,000      (2.7%)
                                                  Inc./Nelson Mazda
                                                  Subaru/ Nelson
                                                  Pontiac, Buick, GMC,
                                                  Inc.

________________________________________________________________________________
/3/ Includes 10,000 shares that is in a family partnership.
/4/ Includes 4,300 shares owned by relatives or in certain trust relationships which shares may be deemed to be beneficially owned under rules and regulations of the Securities and Exchange Commission. The inclusion of these shares does not constitute an admission of beneficial ownership.
/5/ Mr. McCullar received 30,000 options to purchase a share of common stock at $10.00 per share, 10,000 options exercisable at each of the first, second, and third anniversary of Smith River Bank's opening.
/6/ Includes 200 shares owned by relatives or in certain trust relationships, which shares may be deemed to be beneficially owned under rules and regulations of the Securities and Exchange Commission. The inclusion of these shares does not constitute an admission of beneficial ownership.
/7/ Includes 10,939 shares owned by the Profit Share and Pension Plan of Mr. Mills' business.
/8/ Includes 10,000 shares that is in the Reinsurance Plan of Mr. Nelson's company.

                                                                            Number of                Dollar
                                                                            Owned                    Amount of
                        Position With                                       Shares(%)/               Subscription
                        MainStreet                Principal Occupation      Warrants(%)/1/           in this
    Name/Age            BankShares                Last 5 Years              And Options (%)/2/       Offering
    --------            ----------                ------------              ------------------       --------
    Douglas E.          Director                  Owner - Riddle             5,000      (0.4%)          $0
    Riddle/57                                     Chrysler, Plymouth,        5,000      (0.8%)
                                                  Dodge, Honda

    Milford A.          Director                  Owner, Virginia Blower     4,000      (0.3%)          $0
    Weaver/75                                     Company                    4,000      (0.6%)


                                         Executive Officer Not a Director
    Brenda H.           Senior Vice               Vice President and           100      (0.0%)
    Smith/41            President and Chief       Corp. Controller, Main-
                        Financial Officer         Street BankShares                                     $0
                                                                           -------                      ----------
    TOTAL                                                                  160,789     (13.0%)          $31,500.00
                                                                            77,500     (18.1%)
                                                                            30,000     (20.0%)

     All of the shares listed above include those subscribed for and those currently owned by each individual. Except as otherwise indicated, the persons named in the above table will have sole voting and investment power as to all shares shown as beneficially owned by them. Also, these numbers do not reflect any additional shares which the directors may purchase if it is necessary to complete the minimum offering or shares which may be purchased by any additional directors or officers of MainStreet BankShares, Smith River Bank, or Franklin Bank.

     The business experience of each of the directors is described below.

     Patricia H. Brammer has been a resident of Henry County for forty-seven years. She has been a successful realtor and was a member of the National Million Dollar Real Estate Club. Mrs. Brammer has been very active in outside affairs such as Christ Episcopal Church and Garden State Garden Club. Other activities include fund raising for cancer, heart fund, the local Red Cross Blood Mobile, Chamber of Commerce and as a hospital volunteer along with different school functions.

     Jesse D. Cahill, Sr. has been a Real Estate Broker and General Contractor since 1959. He is currently President of Rocuda Finance, Inc. and Rocuda Mortgage Company, Inc. He has been president of Martinsville-Henry County Realtors Association, Real Estate Commissioner of Real Estate for the State of Virginia, President of Rocuda Finance Company, member and director of Virginia Financial Services, and Past Chairman of Martinsville-Henry County Economic Development Corporation. He graduated from Bassett High School and Steeds College of Commerce. He is an Elder and Board Chairman of Fort Trial Christian Church.

     William S. Clark joined MainStreet BankShares in July 2000. From July 1999 to April 2000, he was a City Executive for BB&T of Virginia. Prior to the acquisition of MainStreet Financial Corporation by BB&T Corporation, Mr. Clark served as President and Chief Executive Officer of the First Bank of Stuart (a subsidiary of MainStreet Financial Corporation) from January 1996 through July 1999. Prior to that he was Vice President of Southwest Virginia Savings Bank where he was employed from June 1978 to January 1996. Mr. Clark was elected to the Board of Directors of MainStreet BankShares on February 20, 2001.

     Mervyn R. King, MD., retired anesthesiologist, was founder and President of
M. R. King and Associates, Inc., a company that provided anesthesia and related services to Memorial Hospital of Martinsville and Henry County for 29 years. He presently owns or is co-owner and CEO of the following businesses: Countryside Manor, Inc. (a nursing home), Countryside Village Retirement Community, Inc., Countryside Properties LP (a real estate holding company), Martinsville Nissan, Inc., Peaksview Buick, Pontiac, and GMC Trucks, Inc., and Inside Track Co. (an antique business and a design and manufacturing company of toy train display cases). He received his BS degree in Chemistry from Lynchburg College and his Medical Degree from the University of

Virginia. He also took his anesthesia residency at the University of Virginia. Following his residency, he served as Captain in the U.S. Air Force for two years. Dr. King was Henry County Board of Supervisor Tiebreaker for eight years. He served on the Board of Directors of Memorial Hospital of Martinsville and Henry County for six years. Five of those years he was on the Board's Finance Committee. He is presently a member of First Presbyterian Church in Martinsville, Rangeley Ruritan Club, Piedmont Arts Association, Mental Health Association, and Martinsville-Henry County Historical Society.

          Morton W. Lester is President of The Lester Corporation, a real estate investment and property management company, and Vice President of Motor Imports, Inc. He received his BS in Business from Virginia Polytechnic Institute and State University. Mr. Lester previously served on the boards of Virginia National Bank of Martinsville and Henry County, NationsBank of Martinsville, First Federal Savings and Loan Association of Danville, Charter Federal Savings Bank of Bristol, and First American Federal Savings Bank of Roanoke. Mr. Lester is a former elected member of the Martinsville City Council and a past director of the Martinsville-Henry County Chamber of Commerce. He is a past director of Averett College, and served in Kiwanis for 30 years. He currently serves on the Blue Ridge Airport Authority, and served as its chairman for 23 years. He served as the first President of the Virginia Air Museum, and is a past President of the Virginia Aeronautical Historical Society, both of Richmond. Mr. Lester was inducted into the Virginia Aviation Hall of Fame in 1991.

          Cecil R. (Andy) McCullar is President and Chief Executive Office of MainStreet BankShares and Smith River Bank. He has worked for several banks in his career. Before coming to MainStreet BankShares, Mr. McCullar served as President and CEO of First American FSB, a $450 million thrift which is a wholly owned subsidiary of First American Corporation from 1995 to 1998, and Charter Federal Savings Bank, which was a $750 million thrift with 28 branches throughout southwest Virginia and Knoxville, Tennessee from 1993 to 1995. He also was a Retail Executive Officer for Dominion Bank, NA from 1984 to 1993. He was located in Martinsville, Virginia for four of the nine years. With Dominion, he was responsible for the management of a $1.6 billion region and managed 48 branches within Virginia and supervised the CEO's of two wholly owned subsidiary banks in Rogersville and Newport, Tennessee. From 1962 to 1984, he worked for Virginia National Bank (and its successors) where he held various positions in Branch Management, Human Resources, Credit Review and National Accounts. His educational background includes attending Old Dominion University from 1956-1959, from which he received the "Distinguished Alumni Award" in 1995. He also attended the ABA National Personnel School in Memphis, Tennessee in 1974; the ABA National Commercial Lending School with the University of Oklahoma in 1976; and Stonier Graduate School of Banking, with Rutgers University in New Brunswick in 1986. He is a member of the Board of Visitors with Emory & Henry College in Emory, Virginia. He is also a member of the Board of Directors of the Virginia Sports Hall of Fame, Portsmouth, Virginia.

          Roxann B. Miller is a principal stockholder in Dillon Insurance Agency. She is a lifetime resident of Henry County. Ms. Miller has served eight years on the Patrick Henry Community College Foundation Board and was Vice President. She is a former schoolteacher and has been active in numerous civic organizations.

          Jimmie R. Mills is currently president of Jim Mills Lincoln-Mercury-Chrysler-Jeep, a new vehicle franchise dealer since 1985. Previously he was President of Jeb Stuart Ford-Mercury, Inc. and Vice President/General Manager of Lester & Mills Pontiac-AMC-Jeep, Inc. Mr. Mills is a charter member of Thomasson Heights Baptist Church, Collinsville, Virginia.

          George R. Nelson, Jr. became owner and operator of Nelson Ford, Inc. in 1975. He is also owner and operator of G R Chevrolet, Inc., and Nelson Mazda Subaru, Nelson Pontiac, Buick, GMC, Inc. and Nelson Honda. He also owns Homes By Nelson, and is a member of Pleasant Grove Christian Church.

          Joe C. Philpott, retired, worked for Bassett Furniture Industries for 42 years, retiring as Executive Vice President of Manufacturing. He served on the Board of Directors of Bassett Furniture Industries for several years. Mr. Philpott graduated from the University of Richmond in 1953. He served in the U.S. Army in Germany from 1953 to 1955. He attended the Harvard Business School Advance Managers Program in 1984 and 1985. Mr. Philpott was past president of Bassett Kiwanis Club, Bassett Country Club, W. M. Bassett Community Center and the Bassett Public Library.

          Douglas E. Riddle, a native of Henry County, has been in the automotive business for over thirty-five years. He was the owner of Riddle Chrysler, Plymouth, Dodge Honda, which he recently sold. Mr. Riddle has been active in civic and local affairs.

          Milford A. Weaver is present owner and co-founder of Virginia Blower Company in Collinsville and Galax, Virginia, and is currently serving as its Chairman of the Board. Mr. Weaver graduated from the University of Richmond School of Business with a BS degree in Business Administration (major in Accounting) after serving in the Navy during World War II as a radarman. During his business career he was very active in community, business, educational, professional, and church activities. He has served on the following: Board of Directors of First Bassett Bank & Trust prior to its sale to Dominion BankShares, Board of Directors of Patrick Henry Community College, Board of Directors (two terms) for Martinsville Henry County Chamber of Commerce, Board of Directors for Collinsville Recreation Center, and Board of Directors of Local Habitat for Humanity and Board of Hope Harbor Christian Home for Alcoholics.
Mr. Weaver is currently a member of several professional associations connected with Air Pollution Control. He has served on the Board of Associates of Averett College and a member of Villa Heights Baptist Church where he served as Chairman of Building and Steering Committee, Finance Committee, Deacon Chairman, and Director of Sunday School. He also recently served a four-year term on the Virginia Baptist General Board in Richmond, Virginia serving on its Business Committee. Mr. Weaver, for many years, was a member of the Lions Club. In 1998, the Martinsville- Henry County Chamber of Commerce chose Mr. Weaver as the Outstanding Small Business Man of the Year.

     Executive Officers Who are Not Directors

          Brenda Smith began work as the Senior Vice President and Chief Financial Officer of MainStreet BankShares and Smith River Bank on August 30, 1999. From 1995 to 1999 Ms. Smith was Vice President, Corporate Controller and Assistant Secretary of MainStreet Financial Corporation, a $2 billion multi-bank holding company headquartered in Martinsville, Virginia. From 1988 to 1995, she was an accounting officer for Piedmont Trust Bank, a subsidiary bank of MainStreet Financial Corporation. Between 1981 and 1988 Ms. Smith was Controller and Assistant Secretary of Savers Life Insurance Company in Winston-Salem, North Carolina. Ms. Smith, as Corporate Controller for MainStreet, was responsible for all financial reporting to management, external auditors, bank regulators, the Securities and Exchange Commission and the Internal Revenue Service. She was also directly responsible for daily accounting activities, bank operations, accounts payable, fixed assets and other financial activities.

Anticipated Changes in MainStreet BankShares Board of Directors

          Dr. King, Mr. Nelson, Mr. Mills, and Mr. Riddle are expected to resign from the board of directors of MainStreet BankShares before the end of our fiscal year 2001. Each will remain on the board of directors of Smith River Bank. To fill the expected vacancies on MainStreet BankShares' board, we intend to appoint Joseph F. Clark, Charles L. Dalton, John M. Deekens, and Larry A. Heaton. The appointment of Larry Heaton to the MainStreet BankShares' board is dependent on the successful formation of Franklin Bank and the successful completion of this offering. The following table sets forth material information about each of the intended appointees. The appointees will be required to stand for election to the Board at the next annual shareholders meeting after their appointment.

                                                                                                                  Dollar
                                                                                                                  Amount of
                            Position With                                                                         Subscription
                            MainStreet                  Principal Occupation               Number of Owned        in this
Name/Age                    BankShares                  Last 5 Years                       (Shares(%)             Offering
--------------------        ----------                  ---------------------              ---------------        --------
Joseph F. Clark/38          Proposed Director           President of Clark Brothers         5,000   (0.4%)        $      0
                                                        Co., Inc.

Charles L. Dalton/37        Proposed Director           Vice President/General              1,000   (0.1%)        $      0
                                                        Manager of Dalton & Associates

John M. Deekens/54          Proposed Director           Quality improvement Manager -       4,000   (0.3%)        $      0
                                                        Hooker Furniture Corp. since
                                                        1999; previously Plant
                                                        Manager with Triwood, Inc.
                                                        from 1994 to 1999

Larry A. Heaton/43          Proposed Director,          Consultant; previously Senior       None                  $126,000
                            Proposed President and      Vice President Regional
                            Chief Executive Officer     Retail Banking Manager with
                            of Franklin Bank            BB&T from July 1999 to April
                                                        2000; former President and
                                                        CEO of the Bank of Ferrum
                                                        from June 1991 to July 1999


      The business experience of the proposed new directors of MainStreet BankShares is as follows:

      Joseph F. Clark is a life-time resident of Stuart, Virginia. In 1986, he became President of Clark Brothers Company, Inc. of which he is a partial owner. Mr. Clark is also a manager and partial owner of CBC, LLC, a management business. He is a manager and partial owner of Highland Park, LLC and Fairview Group, LLC. Mr. Clark has previously served on the Board of the Bank of Stuart from 1994 to 1999. He attends Stuart United Methodist Church and is a member of the Stuart Rotary Club.

      John M. Deekens is currently the Quality Improvement Manager for Hooker Furniture Corporation in Martinsville, Virginia since March 1999. Prior to that, he was plant manager for Triwood, Inc. in Ridgeway, Virginia from December 1994 until March 1999 when the business closed. Mr. Deekens was employed with Masonite/International Paper from January 1974 until March 1991 in various management positions. He was self-employed from March 1991 until December 1994 when he became plant manager for Triwood. Mr. Deekens has been a resident of Stuart, Virginia since 1978. He has served on the Stuart Town Council from 1986 to 1998 and was Vice-Mayor from 1988-1990 and was Mayor from 1990-1998. He has also served on the Board of Directors for RJR Patrick County Memorial Hospital and was President of the Board in 1994. Mr. Deekens is a member of the Stuart Rotary Club, currently the Treasurer. He has been past President, Vice President and a member of the Board of Directors. Mr. Deekens is also Vice President of the Patrick County Fair Association.

      Charles L. Dalton is Vice President, General Manager and partial owner of Dalton & Associates, Inc. in Stuart, Virginia. He was born and raised in Patrick County and attended Radford University where he graduated with a Bachelor of Science degree in Finance and Insurance in 1985. He then joined Nationwide Insurance in Lynchburg, Virginia as a claims adjuster. Mr. Dalton was a member of the Lynchburg Claims Association and served as its President in 1988. He then moved to Richmond to work as a multi-line adjuster for Crittenden Adjustment Company. In 1991, he returned to Patrick County and began working as an agent in the family business, Dalton & Associates, Inc. Mr. Dalton has obtained the Certified Insurance Counselor designation and is a member of the Professional Insurance Agents Association. Additionally, he has served as President of the Patrick County Chamber of Commerce in 1995 and President of the Stuart Rotary Club from 1999 to 2000 and is still an active member of the Rotary Club.

      Larry A. Heaton is the proposed President and Chief Executive Officer of Franklin Bank. It is anticipated that he will be nominated to the board of directors of MainStreet BankShares. Mr. Heaton has spent his entire 21-year career in banking, most recently as a Senior Vice President/Regional Retail Banking Manager with BB&T from July 1999 through April 2000. Prior to that position, he served as President, Chief Executive Officer and Director of the Bank of Ferrum from June 1991 to July 1999. He served as Senior Commercial Loan Officer at Piedmont Trust Bank (affiliate bank of the Bank of Ferrum) from 1983 to 1991 and, prior to that, in various capacities with Piedmont Trust Bank including Assistant Officer and Management Trainee. Mr. Heaton is a 1979 graduate of Atlantic Christian College with a B.S. degree, a 1986 graduate of the ABA National Commercial Lending School at the University of Oklahoma, and a 1991 graduate of Stonier Graduate School of Banking at the University of Delaware. Mr. Heaton is currently a member of the Rocky Mount Rotary Club. He has served as President and member of the Franklin County Chamber of Commerce from 1991 to 1999; Mr. Heaton has received the Marshall L. Flora Award for distinguished leadership and community involvement from the Franklin County Chamber of Commerce. Mr. Heaton's other civic activities include the following: member and vice chairman, Franklin County Economic Development Commission; member of the Board of Trustees at Ferrum College, where he serves on the executive committee and is the Vice Chairman; member, Smith Memorial United Methodist Church, where he serves as Chairman of the Capital Campaign Committee; member, Fieldale-Collinsville Athletic Boosters Club; member, Franklin County YMCA Capital Campaign; board member, Blue Ridge Mountains Council, Boy Scouts of America.

Directors of Franklin Bank

      There are currently 11 organizing directors of Franklin Bank, each serving a term of one year. The following table sets forth material information about these organizing directors of Franklin Bank. Share ownership is in MainStreet BankShares as of April 30, 2001.


                                                                                                            Dollar
                                                                                                            Amount of
                                                                                                            Subscription
                            Position With              Principal Occupation           Number of Owned       in this
Name/Age                    Franklin Bank              Last 5 Years                   Shares(%)             Offering
--------                    -------------              ---------------------          ---------------       -------------
Al N. Angle, M.D./48        Proposed Director           Optometrist, Drs. Saxon,        None                $ 25,000.50
                                                        Angle and Associates since
                                                        1979

L.D. Arrington/64           Proposed Director           Chairman, Chief Executive       1,000     (0.1%)    $ 35,017.50
                                                        Office and Founder of
                                                        Arrington Enterprises, Inc.


Ann P. Bowen/54             Proposed Director           Principal Broker and Vice       None                $ 15,004.50
                                                        President of Waterfront
                                                        Properties

W. Kelvin Bowles/61         Proposed Director           President/Owner of Salem        None                $ 52,500.00
                                                        Professional Baseball Club,
                                                        Inc.


Larry A Heaton/43           Proposed President, Chief   Consultant; previously Senior   None                $126,000.00
                            Executive Officer and       Vice President Regional
                            Director                    Retail Banking Manager with
                                                        BB&T from July 1999 to April
                                                        2000; former President and
                                                        CEO of the Bank of Ferrum
                                                        from June 1991 to July 1999

                                                                                                            Dollar
                                                                                                            Amount of
                                                                                                            Subscription
                            Position With              Principal Occupation           Number of Owned       in this
Name/Age                    Franklin Bank              Last 5 Years                   Shares(%)             Offering
--------                    -------------              ---------------------          ---------------       -------------
Cecil R. McCullar/64        Proposed Director           President and Chief Executive  15,000     (2.2%)    $      0.00
                                                        Officer of MainStreet
                                                        BankShares and Smith River
                                                        Bank

Wesley W. Naff/45           Proposed Director           Owner/Broker of Meadow Spring   None                $ 52,500.00
                                                        Land & Realty


Danny Perdue/55             Proposed Director           Owner of the Franklin Panda     None                $100,002.00
                                                        and Redwood Minute Markets
                                                        and the Redwood Fuel Oil and
                                                        Propane business

Joel R. Shephard/37         Proposed Director           Owner and Manager of Virginia   None                $105,000.00
                                                        Home Furnishings, Inc., Blue
                                                        Ridge Antique Center, Inc.,
                                                        and 220 Self Storage, Inc.

James H. Shively/69         Proposed Director           Retired Executive and Senior    None                $ 20,002.50
                                                        Marketing representative with
                                                        IBM Corporation from 1956 to
                                                        1990

Michael Turner /48          Proposed Director           Owner and President of          None                $105,000.00
                                                        Turner's Building, Inc. from
                                                        1976 to present


     The business experience of each of the proposed directors for Franklin Bank is described below.

     Al N. Angle, M.D. has been a partner in an established optometry practice (Drs. Saxon, Angle and Associates) in Franklin County since 1979. He served as a member of the board of directors of First National Bank of Ferrum from 1992 through 1999, and subsequently served as an advisory board members to BB&T Corporation from 1999 until 2001. Dr. Angle has long been active in local church and civic affairs, including as follows: former President and current board member, Franklin County Chamber of Commerce; President, Southwest Virginia Optometric Society; executive board member, Blue Ridge Mountains Council Boy Scouts of America; active in Rocky Mount United Methodist Church, serving as President, Chairman Administrative Board, and Board of Laity to the local Danville district; active in local scouting activities, serving as Cub Master, Assistant Scout Master and Scout Master of Troop 456 in Rocky Mount; board member, Franklin County YMCA; board member, Franklin Country Virginia Tech Hokie Club; Chairman of Franklin County YMCA Capital Campaign; Chairman, Franklin County School Board Bond Referendum; former President, Franklin County High School Basketball Booster Club; member, Board of Trustees of Rocky Mount United Methodist Church; former finance committee member, Rocky Mount United Methodist Church. Dr. Angle received his B.S. degree from Virginia Tech in 1974 and went on to graduate from Pennsylvania College of Optometry with a B.S. degree in 1979.

     L.D. Arrington is the founder and currently serves as the Chairman and Chief Executive Officer of Arrington Enterprises, Inc., a Virginia corporation. He previously served as a director for the Bank of Ferrum from 1995 to 1999 and a member of BB&T's local advisory board from 1999 until 2001. Mr. Arrington's local church, civic and social activities include the following: member of Sandy Ridge Baptist Church where he served on many committees including Finance, Audit, Teller, Homecoming and Pastor Search Committees, and 20 years on the Board of Deacons (two years as Chairman); Scout Master, Boy Scouts of America; 36-year member, Franklin County Retail Merchants Association, serving as director and on the United Way and Christmas Parade Committees; 36-year member, Franklin County Chamber of Commerce; board member and fund-raiser, Children's Miracle Network of Southwest Virginia; major sponsor of multiple teams in local recreational leagues; recognized as the 1989 Outstanding Philanthropic Organization by the First Virginia Chapter of the National Society of Fundraising executives received 1990 Business of the Year award from the Franklin County Retail Merchants Association; acknowledged as the 1993 Community Improvement Award Winner by the Franklin County Retail Merchants Association; received the 1994 Small Business of the Year Award from the Franklin County Chamber of Commerce.

     Ann P. Bowen is a principal broker and Vice President with Waterfront Properties (Smith Mountain Lake, Virginia). She was formerly a board member with the Bank of Ferrum from 1997 to 1999 and served on the local advisory board for BB&T Corporation from 1999 through 2001. Civic and professional involvement is as follows: board member and member of strategic planning and awards committees, Roanoke Valley Association of Realtors; member, Franklin County Tourism Committee; member, Franklin County Sign Ordinance Committee; member, Community Partnership Economic Restructuring Committee; former board member, Franklin County and Smith Mountain Lake Chambers of Commerce; former board member, Developmental Center; previously served on the United Way Board and Fundraising Committee in addition to volunteering her time civically to serve in various capacities with the Boy Scouts, the local PTA; member of the Administrative Council for St. James United Methodist Church.

     W. Kelvin Bowles is owner and President of Salem Professional Baseball Club, Inc. Mr. Bowles currently serves as a member of the National Association of Professional Baseball Board of Trustees and is a Vice President and member of the executive committee of the Carolina League Professional Baseball Association. In addition, he has served with the following organizations in Franklin County: Franklin County Economic Development Commission (Chairman), Southside Virginia Business and Educational Commission (board member), and the Roanoke Valley Sports Club and Salem-Roanoke Baseball Hall of Fame.

     For the business experience of Larry A. Heaton, please see his biographical information under "Anticipated Changes in MainStreet BankShares Board of Directors" on page 29.

     For the business experience of Cecil R. McCullar, please see his biographical information under "Directors and Executive Officers of MainStreet BankShares and Smith River Bank" on page 26.

     Wesley W. Naff has served as Owner/Broker, Meadow Spring Land & Realty since 1982. Mr. Naff was formerly a Director with Bank of Ferrum from 1988 through 1991. Long active in local and civic affairs, Mr. Naff served as a former Director of the Blue Ridge Soil and Water Conservation District; President, Franklin County Football Club; former Director, Franklin County Chamber of Commerce and the Virginia Association of Realtors. In addition, he has served as President of the Callaway Ruritan Club, the Roanoke Valley Association of Realtors, and the Multiple Listing Service of Roanoke. In addition, he has served as Trustee of the Realtors Political Action Committee of Virginia and as a Director of the Franklin County Economic Development Commission. Mr. Naff has also served as former Director of the Franklin County YMCA and the Franklin County Sandlots Football Association.

     Danny Perdue is currently the owner of the Franklin Panda, 604, and Redwood Minute Markets, along with the Redwood Fuel Oil and Propane business, all located in Franklin County. Mr. Perdue was previously a Board member at Bank of Ferrum from 1996 to 1999 and served on the local Advisory Board with BB&T from 1999 to 2001. Long active in local and civic affairs, Mr. Perdue has served as Founding Member and Vice President of the Burnt Chimney Volunteer Fire Department, past member of the Chamber of Commerce Board, past President of the Franklin County Chamber of Commerce, and a founding member of the Community Partnership for Revitalization. He also has served as a member of the Board of Directors of the local YMCA and the United Way, in addition to serving on the Technical Advisory Board for Franklin County High School. He has also served on the Ferrum Planning Committee, along with being a member of the Rotary Club and a volunteer Dixie Youth Coach.

     Joel R. Shephard is the Owner and Manager of Virginia Home Furnishings, Inc., Blue Ridge Antique Center, Inc., and 220 Self Storage, Inc. Prior to developing his current businesses, Mr. Shephard served from 1986 to 1993 as a Vice President and Portfolio Manager in the Funds Management Division of Dominion BankShares, Inc. (acquired by First Union). In addition, he has also served in various fundraising capacities with the United Way of Roanoke Valley and with the current year's YMCA Partners in Youth Campaign.

     James H. Shively, a graduate of Georgia Tech, served as an executive/Senior Marketing Representative with IBM Corporation from 1956 to 1990. He formerly served as Director, Vice Chairman, and Board member of Bank of Ferrum from 1982 to 1999 and on the local Advisory Board of BB&T from 1999 to 2001. Mr. Shively currently owns and operates Cooks Knob Farm. He is a former Vestry member of the Trinity Episcopal Church, member and Chairman of the President's County Advisory Board for Ferrum College, and a volunteer for the Community Partnership for Revitalization.

     Michael Turner has served as the owner and President of Turner's Building, Inc. from 1976 to present. He was formerly a Director of Bank of Ferrum from 1996 to 1999 and also served as a partner in T&J Property Associated from 1985 to present. In addition, Mr. Turner was a partner in Deep Run Investments (developer of real estate) from 1989 to present. Mr. Turner currently serves as a Director in the Smith Mountain Lake Chamber/Partnership as well as the Franklin County Chamber of Commerce. He also serves as a Director of the Cool Branch Volunteer Rescue Squad and a member of the Roanoke Regional Homebuilders Association.

Remuneration of Directors and Officers

      Our directors will not be paid fees for their service on or at meetings of the board of directors or committees during the initial years of operation.
Andy McCullar has an employment agreement with MainStreet BankShares. See "Basic Terms of McCullar Employment Agreement" below. We intend to offer employment agreements similar to Mr. McCullar's (without the consulting feature) to Bill Clark, Brenda Smith, and, if the Franklin Bank is approved and the offering is successful, Larry Heaton.

Basic Terms of McCullar Employment Agreement

       Andy McCullar and MainStreet BankShares have entered into an employment agreement dated June 1, 1999. The agreement sets forth the terms for Mr. McCullar to be employed as President and Chief Executive Officer of MainStreet BankShares and Smith River Bank.

    . The agreement has a rolling three year term (that is, unless terminated at least 90 days prior to each anniversary date, the contract term is extended automatically for an additional year so that it will have a three year remaining term as of the anniversary date).

    . If Mr. McCullar's employment is terminated by MainStreet BankShares/Smith River Bank without cause or by Mr. McCullar for good reason, we must pay a lump sum equal to the total base salary through the remainder of the three year term. Otherwise, Mr. McCullar would be paid only through the date of termination.

    . If Mr. McCullar's employment is terminated by MainStreet BankShares/Smith River Bank with cause or by Mr. McCullar without good reason, Mr. McCullar may not engage in the banking business within a 100 mile radius of the City of Martinsville, Virginia for a period of three years.

    . Mr. McCullar is paid a $90,000 base annual salary and was granted options to purchase 30,000 shares of MainStreet BankShares' stock, 10,000 of which will be exercisable at the end of each of the first three years of his employment agreement at an exercise price of $10.00 per share.

The employment agreement also enables Mr. McCullar to become a consultant to MainStreet BankShares and Smith River Bank after retirement until he reaches the age of 70. Mr. McCullar would continue to receive a mutually agreed compensation as consultant. During the period of his employment and consultancy, he would also receive company paid health insurance. The employment and consultancy arrangements would terminate upon Mr. McCullar's death or disability.

Basic Terms of Heaton Consulting Agreements

        Larry Heaton and MainStreet BankShares have entered into two separate consulting agreements dated November 15, 2000 and January 26, 2001. The November 15, 2000 agreement engaged Mr. Heaton for consulting services in assessing the Franklin County, Virginia market to determine the feasibility of establishing the Franklin Bank. MainStreet BankShares paid Mr. Heaton a consulting fee of $6,400, including all expenses, for his services. The January 26, 2001 agreement engaged Mr. Heaton for the purpose of assisting with the establishment of the Franklin Bank, including organizational duties, assistance with the preparation of this prospectus, and leading the capital-raising effort in Franklin County, Virginia. The agreement also sets forth the terms for Mr. Heaton to be elected President, Chief Executive Officer, and director of Franklin Bank.

     . Upon the opening of Franklin Bank, Mr. Heaton and three additional persons selected by him will be nominated for the election to the board of directors of MainStreet BankShares.

     . MainStreet BankShares pays Mr. Heaton a consulting fee of $6,700 per month from January 16, 2001 until the effective date of this prospectus.

     . The consulting fee is increased to $7,500 per month from the effective date of this prospectus until the completion of this offering. The consulting fee is terminated upon Mr. Heaton's election as President and Chief Executive Officer of Franklin Bank.

        We intend to offer Mr. Heaton an employment agreement similar to Mr. McCullar's (without the consulting feature) if the Franklin Bank is approved and the offering is successful.

Options

     The following table describes the options granted to Mr. McCullar. Mr. McCullar was granted on the date Smith River Bank opened for business the option to purchase 30,000 shares in total, 10,000 shares of common stock for each of the first three years of Smith River Bank's operations. Each of the options has a ten-year term from the date they became exercisable and will expire 30 days after employment is terminated under certain circumstances. The options are exercisable by Mr. McCullar if he is employed as President and Chief Executive Officer of MainStreet BankShares and Smith River Bank on the first anniversary of the day the bank opened for business (the first 10,000 options) and on each of the next two anniversaries (for each of the next two 10,000 option grants). We are not obligated to or intend to register for resale the shares underlying these options.

               Shares                     Exercise
        Underlying the Options        Price Per Share    Date of Exercise
        ----------------------        ---------------    ----------------

               30,000                     $10.00                N/A


We intend to offer employment agreements with option grants similar to Mr. McCullar's to Bill Clark, Brenda Smith, and, if the Franklin Bank is approved and the offering is successful, Larry Heaton.

Limitation on Directors' Liability and Indemnification

     MainStreet BankShares' Articles of Incorporation contain a provision which, in accordance with Virginia law, eliminates the personal liability of directors or officers to MainStreet BankShares and its shareholders for monetary damages for any breach of their duty as directors. This provision provides that a director will not be personally liable for monetary damages for a breach of his or her duty as a director, except for liabilities for

     .   willful misconduct
     .   knowing violation of criminal law
     .   knowing violation of federal or state securities law

     Liability for monetary damages remains unaffected by that provision if liability is based on any of these grounds. The provision does not eliminate a director's fiduciary duty, nor does it preclude a shareholder from pursuing injunctive or other equitable remedies. The provision was prompted in part by adverse changes in the cost and availability of director and officer liability insurance and by a concern over difficulties in attracting and retaining qualified directors. We believe this provision is essential to maintain and improve our ability to attract and retain competent directors.

     We are advised that indemnification of directors, officers and controlling persons for liabilities arising under the Securities Act of 1933 is against public policy and is, therefore, unenforceable.

     Our Articles of Incorporation also provide for indemnification of directors and officers as permitted by Virginia law. If a director or officer is sued, even by MainStreet BankShares, as a director or officer of the company (or is sued because he or she was serving as a director, officer or employee of another entity, such as Smith River Bank or Franklin Bank, at the request of the company), MainStreet BankShares must indemnify him or her for liabilities and expenses except for cases involving:

     .  willful misconduct
     .  knowing violation of criminal law.

Generally, we must also cover expenses prior to a final decision if the director or officer agrees to pay the amount back if it is ultimately decided he or she wasn't entitled to the advance.

                              CERTAIN TRANSACTIONS

Shares Offered to the Organizing Directors of Franklin Bank

     The organizing directors of Franklin Bank intend to subscribe for 60,574 shares.

Director's/Officer's Shares

     The officers/directors of MainStreet BankShares and of the banks may, but are not obligated to, purchase additional shares if it is necessary to complete the minimum offering. Shares purchased in this offering by officers/directors are being purchased for investment purposes and not for resale.

Warrants

     In connection with the original organization of MainStreet BankShares and Smith River Bank each original organizer/director of MainStreet BankShares/Smith River Bank received a warrant. The warrant was added to each share purchased by each organizer/director in our initial public offering to create a unit. Each warrant entitles the holder to purchase, at any time within ten years from the date Smith River Bank opened for business (July 24, 2000), an additional share of common stock at $10.00 per share.

     The right to exercise the warrants vests for one-third (1/3) of the shares covered by the warrants on each of the first three anniversaries of the date Smith River Bank opened for business, so long as the holder has served continuously as a director of MainStreet BankShares or Smith River Bank from its opening until the particular anniversary and has attended a minimum of 75% of the Board of Directors meetings during the period. However, all the warrants will become vested upon the change in control of MainStreet BankShares, or a sale by the company of all or substantially all its assets. The warrants are detachable and the shares with which they were originally issued as a unit may be separately transferred. The warrants are generally not transferable except by operation of law. MainStreet BankShares has the right, upon notice from any regulatory authority, to require immediate exercise or forfeiture of the warrants if the exercise is reasonably necessary in order to inject additional capital into Smith River Bank.

     The original organizers/directors received the warrants as consideration for taking financial risks in organizing the company and for serving as
directors without compensation until the company is profitable.   The number of
warrants issued to each original organizer/director was not based on the number of shares sold by the organizer/director in the offering, but on the number of
          ----
shares purchased by the organizer/director in the initial public offering.
       ---------
Accordingly, the warrants should not be construed as compensation to the organizers/directors for purposes of Rule 3a4-1 under the Securities Exchange Act.

     These warrants and stock options could have a dilutive effect on the value of your stock. The warrants issued are at $10.00 per share and the options promised to Mr. McCullar are at $10.00 per share, the fair market value on the date of grant (the date Smith River Bank opened). In other words, someone holding these warrants or options can trade the warrants for the same number of shares of common stock at a price per share of $10.00 or, in the case of Mr. McCullar's options, at $10.00 per share, their fair market value when Smith River Bank opened. If the fair market value of our stock does not exceed these values when the warrants or options are exercisable, it is unlikely warrants or options will be exercised. However, if our stock market value exceeds these values when the warrants or options are exercisable at some point in the future, these holders of warrants and options can obtain additional shares (equal to the warrants or options held) for less than the fair market value at that time. Depending on the number exercised, this could influence the market to reduce the trading price of our stock, and it could have a material effect on the market capitalization of our stock per share at that time. In addition, increasing the shares outstanding could, at least temporarily, drag down important ratios like earnings per share and return on investment per share.

     No warrants are being issued in connection with this offering.

Stock Options

     MainStreet BankShares granted to Mr. McCullar on the day Smith River Bank opened (July 24, 2000) for business an option to purchase, at their fair market value on the date of the grant, $10.00 per share, 10,000 shares of common stock for each of the bank's first three years of operation. The options are exercisable only if Mr. McCullar is employed as President and Chief Executive Officer of MainStreet BankShares and Smith River Bank at the conclusion of the respective year of Smith River Bank operations when such options first become exercisable. These options must be exercised within ten years from the date they become exercisable and will expire 30 days after employment is terminated under certain circumstances. We intend to offer employment agreements with option grants similar to Mr. McCullar's to Bill Clark, Brenda Smith, and, if the Franklin Bank is approved and the offering is successful, Larry Heaton.

Lending and Other Matters

     It is anticipated that our directors and officers, and the associated businesses and other organizations will have banking transactions in the ordinary course of business with Smith River Bank or Franklin Bank. It is the policy of Smith River Bank, and will be the policy of Franklin Bank, that any loans or other commitments to those persons or entities will be made in accordance with applicable law and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons or entities of similar standing. Directors with a personal interest in any loan will be excluded from the approval decision. All future transactions with affiliates will be on terms no less favorable than could be obtained from an unaffiliated third party and will be approved by a majority of directors including a majority of disinterested directors, when the law requires.

     In addition, each loan by Smith River Bank or Franklin Bank to any officer, director or controlling person of Smith River Bank, Franklin Bank, or any of MainStreet BankShares' affiliates may be made only in compliance with the following conditions: The loan

     . will be evidenced by a promissory note naming the bank as payee and will contain an annual percentage rate which is reasonably comparable to that normally charged to non-affiliates by other commercial lenders for similar loans made in the bank's locale;

     . will be repaid according to appropriate amortization schedules and contain default provisions comparable to those normally used by other commercial lenders for similar loans made to non-affiliates in the bank's locale;

     . will be made only if credit reports and financial statements, or other reasonable investigation appropriate in light of the nature and terms of the loan and which meet the loan policies normally used by other commercial lenders for similar loans made to non-affiliates in the bank's locale, show the loan to be collectible and the borrower a satisfactory credit risk; and

     . the purpose of the loan and the disbursement of proceeds are reviewed and monitored in a manner comparable to that normally used by other commercial lenders for similar loans made in the bank's locale.

     As of May 31, 2001, we had a total of $1,000 in loans outstanding or committed to our directors and executive officers.

Consulting Agreements

     MainStreet BankShares has entered into a consulting agreement with The Carson Medlin Company dated January 24, 2001. The agreement retains Carson Medlin to provide financial advisory services in connection with this offering. Under the terms of the agreement, Carson Medlin assisted or will assist MainStreet BankShares in (i) assessing the recent United States market for the securities of banking institutions, (ii) evaluating the potential present and future impact of the offering on MainStreet BankShares, (iii) establishing the public price per share of the offering, and (iv) completing this prospectus. MainStreet BankShares agreed to pay Carson Medlin $10,000 for its services under the agreement and to reimburse Carson Medlin for all reasonable out-of-pocket expenses incurred in connection with its services, including, if necessary, reasonable attorneys' fees and charges. The agreement also provides for the indemnification of Carson Medlin by MainStreet BankShares for any losses arising out of Carson Medlin's engagement. The term of the agreement is 180 days and may be extended by mutual agreement.


                           DESCRIPTION OF SECURITIES

Common Stock

     MainStreet BankShares is authorized by our Articles of Incorporation to issue 10,000,000 shares of common stock, no par value. It presently has 689,368 shares outstanding and 1,042 shareholders of record.

     If you subscribe, you will be entitled to one vote per share on all matters to be voted on by shareholders. You will not be entitled to cumulate your votes in the election of directors, which means that the holders of a majority of the shares voting for the election of directors can elect all of the directors then standing for election should they choose to do so. Shareholders are entitled to receive dividends, if any, declared from time to time by the Board of Directors from funds legally available. Shareholders are entitled to share pro rata in any distribution to the holders of common stock in the event of any liquidation, dissolution or winding-up of MainStreet BankShares.

     Shareholders have no preemptive or other subscription or conversion rights. The shares have no redemption or sinking fund provisions. Upon payment therefor, the shares will be fully paid and non-assessable.

Preferred Stock

     MainStreet BankShares is authorized by its Articles of Incorporation to issue up to 10,000,000 shares of preferred stock, no par value. No shares of preferred stock have been issued or will be issued in connection with this offering. The Board of Directors may, in its sole discretion and without further action by the shareholders, from time to time, direct the issuance of preferred stock, in one or more series, for any proper corporate purpose with those preferences, voting powers, conversion rights, qualifications, special or relative rights and privileges as the Board of Directors may determine. The terms of the preferred stock could adversely affect the voting power or other rights of holders of the shares. Satisfaction of any dividend preferences on outstanding preferred stock would reduce the amount of funds available for the payment of dividends on the shares. In addition, the holders of preferred stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of MainStreet BankShares before any payment is made to the holders of the shares. The Board of Directors has no present plans or understandings for the issuance of any preferred stock and does not intend to issue any preferred stock at this time.

Transfer Agent and Registrar

     Smith River Bank acts as transfer agent and registrar for the shares.

Reports to Shareholders

     We furnish the shareholders with annual reports containing audited financial statements and quarterly reports containing unaudited financial information.

Securities Eligible for Future Sale

     Upon completion of the offering, MainStreet BankShares will have 77,500 warrants and a minimum of 1,236,968 shares and a maximum of 1,641,749 shares outstanding. The warrants are generally not transferable except by operation of law. However, the warrants may be detached from the shares to which they are joined. All of these shares (including shares detached from warrants) will be freely tradable without restriction or registration under the Securities Act of 1933, except for shares of persons who, because they are directors, officers or 10% or more shareholders, are "affiliates" of MainStreet BankShares, as that term is defined under Rule 144. The shares owned by these "affiliates" will carry with them restrictions on resale under the Securities Act as so-called "controlled securities". Note that the shares issuable upon the exercise of stock options or warrants will be "restricted securities". Both "controlled securities" and "restricted securities" are eligible for sale in the open market only under Rule 144.

     In general, under Rule 144, a person who has beneficially owned restricted securities for at least one year would be entitled to sell, within any three month period, in transactions executed by a broker or dealer on an exchange or in the over-the-counter market, the number of securities that does not exceed the greater of 1% of the securities then outstanding or the average weekly trading volume of the securities in the market during the four calendar weeks preceding the sale. Non-affiliates who have held their restricted securities for at least two years would be entitled to sell those securities under Rule 144 without regard to the volume limitation.

Defensive Anti-Takeover Provisions

General

     The provisions of MainStreet BankShares' Articles of Incorporation and Bylaws described below have an "anti-takeover" effect. We believe that the provisions described below are prudent and reduce our vulnerability to takeover attempts and certain other transactions that may not be negotiated with and approved by the Board of Directors. We believe that it is in the best interest of MainStreet BankShares and our shareholders to encourage potential acquirers to negotiate directly with the Board and that these provisions will encourage negotiations and discourage hostile takeover attempts. It is also our view that these "anti-takeover" provisions should not discourage persons from proposing an acquisition or other transaction at prices reflective of the true value of MainStreet BankShares that is in the best interest of all shareholders. To be sure, the Board of Directors has a fiduciary obligation to act in the best interest of the corporation in determining corporate action without regard to these provisions.

Directorships

     Our Board of Directors is divided into three classes that must be as close to equal in size as possible. The members of each class serve three-year terms with each class being elected in successive years. Our Bylaws provide that the size of the Board, within the five to twenty-five member range specified in the Articles of Incorporation, is 12. This number may be changed only by amending the Bylaws which the directors are permitted to do by a majority of a quorum but which the shareholders may only do by at least an 80% vote of each class of voting stock. The Articles of Incorporation also provide that any vacancies on the Board of Directors, including a vacancy created by increasing the number of directors, shall be filled by majority vote of directors in office. It would require at least an 80% vote of each class of voting stock to change this provision.

Removal of Directors

     MainStreet BankShares' Articles of Incorporation provide that no director may be removed except for cause and then only by the vote of holders of at least two-thirds of the outstanding voting stock entitled to vote.

Special Meetings of Shareholders

     MainStreet BankShares' Bylaws provide that a special meeting of shareholders may be called by the Chairman of the Board, the President or by a majority vote of the directors. It would require the vote of at least 80% of each class of voting stock to change this Bylaw.

Approval of Certain Business Transactions

     MainStreet BankShares' Articles of Incorporation provide that the vote of holders of at least 80% of each class of the outstanding voting stock is required to approve certain mergers and other business combinations involving MainStreet BankShares and an entity owning 5% or more of the company's voting stock. However, if the proposed transaction is approved by the vote of at least two-thirds of the directors then in office and the vote of a majority of the members of the Board who are not affiliated with the large shareholder and who were directors before the large shareholder acquired his or her 5% interest, it will require only the minimum affirmative vote of shareholders required by law. The same is true if certain conditions regarding what MainStreet BankShares' shareholders will receive in the transaction are satisfied, even if the majority of Board members fail to approve it.

Amendment of the Articles of Incorporation

     MainStreet BankShares' Articles of Incorporation authorize the alteration, amendment or repeal of certain Articles by the affirmative vote of holders of at least 80% of the outstanding voting stock. The alteration, amendment or repeal of other Articles requires approval by the holders of only a majority of a quorum of each group entitled to vote on the amendment.

Amendment of the Bylaws

     MainStreet BankShares' Articles of Incorporation provide that the Bylaws may be altered, amended or repealed, or new Bylaws adopted, by the Board of Directors or the shareholders at a duly constituted meeting. This action by the Board of Directors requires the vote of a majority of a quorum. This action by the shareholders requires the affirmative vote of holders of at least 80% of each class of the outstanding voting stock.

Preferred Stock

     The preferred stock, which could be issued in one or more series and with appropriate voting, conversion or other rights, could discourage possible acquirers of MainStreet BankShares from making a tender offer or other attempt to gain control of the company.

                                 LEGAL MATTERS

     The legality of the shares is being passed upon for MainStreet BankShares by Flippin, Densmore, Morse & Jessee, a Professional Corporation, 1800 First Union Tower, Drawer 1200, Roanoke, Virginia 24011.

                                    EXPERTS

     The financial statements of MainStreet BankShares as of December 31, 2000 have been included in this prospectus in reliance upon the report of McLeod & Company, independent certified public accountants, which has been given upon the authority of that firm as experts in accounting and auditing.



                             ADDITIONAL INFORMATION

     MainStreet BankShares has filed with the SEC a Registration Statement under the Securities Act covering the securities offered in this offering. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the Registration Statement and its exhibits and reference is made to the Registration Statement and the exhibits for further information concerning MainStreet

BankShares and the securities. Each statement contained in this prospectus as to the contents of a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions. Copies of this material, as well as periodic reports and information filed by MainStreet BankShares, can be obtained upon payment of the fees prescribed by the SEC, or may be examined at the offices of the SEC without charge, at

 .    the public reference facilities in Washington, D.C. at Judiciary Plaza,
     Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549;
 .    the Northeast Regional Office in New York at 7 World Trade Center, Suite
     1300, New York, New York 10048; and
 .    the Midwest Regional Office in Chicago, Illinois at 500 West Madison
     Street, Suite 1400, Chicago, Illinois 66661-2511.

          The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants like us that file electronically with the SEC. The address of SEC's site is http://www.sec.gov.

          Upon request, we will provide without charge to each person to whom a copy of this prospectus is delivered, a copy of any or all of the documents which are incorporated here by reference, other than exhibits to the documents themselves, unless those exhibits are specifically incorporated by reference into the documents. Requests should be directed to Cecil R. McCullar, President, at our principal executive offices.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Interim Periods (Unaudited)
---------------------------
Consolidated Balance Sheet as of March 31, 2001..............................................   F-2
Consolidated Statements of Income (Loss) for the three months ended March 31, 2001 and 2000..   F-3
Consolidated Statements of Cash Flows for the three months ended March 31, 2001 and 2000.....   F-4
Notes to Consolidated Financial Statements...................................................   F-5

Full-Fiscal Year (Audited)
--------------------------

Independent Auditors' Report - McLeod & Company..............................................  F-11
Consolidated Balance Sheets as of December 31, 2000 and 1999.................................  F-12
Consolidated Statements of Loss for the year ended December 31, 2000 and for the period ended December 31, 1999..................................................  F-13
Consolidated Statements of Changes in Shareholders' Equity (Deficit)
     for the year ended December 31, 2000 and for the period ended December 31, 1999.........  F-14
Consolidated Statements of Cash Flows for the year ended December 31, 2000 and for the period ended December 31, 1999..................................................  F-15
Notes to Consolidated Financial Statements...................................................  F-16

                         MAINSTREET BANKSHARES,  INC.
                          Consolidated Balance Sheet
                                  (Unaudited)
                                March 31, 2001

ASSETS
------
Cash and due from banks                                                                               $ 1,075,407
Federal funds sold                                                                                      1,038,000
Securities available for sale                                                                           7,441,908

Loans:

Commercial loans                                                                                        4,927,284
Residential real estate loans                                                                           1,651,392
Consumer loans                                                                                          1,729,527
                                                                                                      -----------
         Total Gross Loans                                                                              8,308,203
  Less:  Allowance for loan losses                                                                       (123,968)
                                                                                                      -----------
  Net Loans                                                                                             8,184,235

Furniture, fixtures and equipment                                                                         557,199
Accrued interest receivable                                                                               110,737
Other assets                                                                                               32,508
                                                                                                      -----------
         Total Assets                                                                                 $18,439,994
                                                                                                      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
   Non-interest bearing demand deposits                                                               $ 1,150,612
   Interest checking deposits                                                                             574,269
   Money market deposits                                                                                2,325,476
   Savings deposits                                                                                       265,631
   Certificate of deposits > $100,000                                                                   4,847,536
   Other time deposits                                                                                  3,578,263
                                                                                                      -----------
         Total Deposits                                                                                12,741,787

Accrued interest payable and other liabilities                                                            184,536
                                                                                                      -----------
         Total Liabilities                                                                             12,926,323

Shareholders' Equity:
        Preferred stock, no par value, authorized
           10,000,000 shares; none issued
   Common stock, no par value, authorized 10,000,000
           shares; issued and outstanding 689,368 shares                                                6,708,162
   Accumulated deficit                                                                                 (1,238,070)
   Accumulated other comprehensive gain                                                                    43,579
                                                                                                      -----------

   Total Shareholders' Equity                                                                           5,513,671
                                                                                                      -----------

         Total Liabilities and Shareholders' Equity                                                   $18,439,994
                                                                                                      ===========


See accompanying notes to consolidated financial statements.

                          MAINSTREET BANKSHARES, INC.
                        Consolidated Statements of Loss
                                  (Unaudited)

                                                                                      Three Months                Three Months
                                                                                          Ended                       Ended
                                                                                     March 31, 2001              March 31, 2000
                                                                                  --------------------        ---------------------

Interest Income:

 Interest and fees on loans                                                                  $ 186,328                   $     ---
 Interest on interest-bearing deposits                                                             ---                      14,057
 Interest on federal funds sold                                                                 30,774                         ---
 Interest on securities available for sale                                                      94,583                         ---
                                                                                             ---------                   ---------
 Total Interest Income                                                                         311,685                      14,057

Interest Expense:
  Interest on certificates of deposit
      > $100,000                                                                                73,774                         ---
  Interest on other deposits                                                                    77,108                         ---
                                                                                             ---------                   ---------
     Total Interest Expense                                                                    150,882                         ---
                                                                                             ---------                   ---------

       Net Interest Income                                                                     160,803                      14,057
  Provision for loan losses                                                                     36,400                         ---
  Net Interest Income After Provision                                                        ---------                   ---------
   for Loan Losses                                                                             124,403                      14,057

Noninterest Income:
  Service charges on deposit accounts                                                            6,177                         ---
  Other fee income and miscellaneous
    income                                                                                       3,814                       7,650
  Gain on sale of securities                                                                       235                         ---
                                                                                             ---------                   ---------

 Total Noninterest Income                                                                       10,226                       7,650

Noninterest Expense:
  Salaries and employee benefits                                                               174,161                      91,835
  Occupancy and equipment expense                                                               59,812                      14,890
  Professional fees                                                                             49,258                      28,612
  Other expenses                                                                                70,304                      25,457
                                                                                             ---------                   ---------

 Total Noninterest Expense                                                                     353,535                     160,794

                Net Loss                                                                     $(218,906)                  $(139,087)
                                                                                             =========                   =========

 Per Share:
 Basic:
        Net Loss Per Share                                                                   $    (.32)                  $ (11,591)
                                                                                             =========                   =========
 Average Shares
                                                                                               689,368                          12
          Outstanding
          Fully Diluted:                                                                     $    (.32)                  $ (11,591)
        Net Loss Per Share                                                                   =========                   =========
 Average Shares
         Outstanding                                                                           689,368                          12

See accompanying notes to consolidated financial statements.

                          MAINSTREET BANKSHARES, INC.
                     Consolidated Statements of Cash Flows
                                  (Unaudited)

                                                              Three Months         Three Months
                                                                 Ended                Ended
                                                             March 31, 2001       March 31, 2000
                                                             --------------       --------------
Cash Flows From Operating Activities
  Net Loss                                                    $  (218,906)          $(139,087)
  Provision for loan losses                                        36,400                 ---
  Depreciation                                                     24,622                 576
  Accretion of discounts on securities                            (12,042)                ---
  Increase in accrued interest receivable                         (15,825)                ---
  Increase (decrease) in other assets                             (11,220)                143
  Increase (decrease) in accrued interest
     payable and other liabilities                                 44,543              (2,987)
                                                              -----------           ---------

     Net cash used by operating activities                       (152,428)           (141,355)

Cash Flows From Investing Activities

  Decrease in interest-bearing deposits                           226,744              32,362
  Increase in federal funds sold                                 (566,000)                ---
  Purchase of furniture, fixtures, and equipment                  (70,143)                ---
  Purchases of securities available for sale                   (2,935,926)            (18,355)
  Increase in loans                                              (556,820)                ---
                                                              -----------           ---------

     Net cash used by investing activities                     (3,902,145)             14,007

Cash Flows From Financing Activities

  Increase in time deposits greater than                        1,763,222                 ---
     $100,000
  Increase in other time deposits                                 558,520                 ---
  Increase in other deposits                                    2,340,710                 ---
  Proceeds payments on advances from related
     parties                                                          ---             (43,208)
  Costs of stock issuance                                             ---             171,120
                                                              -----------           ---------

     Net cash provided by financing activities                  4,662,452             127,912

     Net increase in cash                                         607,879                 564

Cash and due from banks at beginning of period                $   467,528           $   2,583
                                                              -----------           ---------

Cash and due from banks at end of period                      $ 1,075,407           $   3,147
                                                              ===========           =========

Supplemental disclosure of cash flow information:
Cash paid during the period for interest                      $    97,021           $     ---
                                                              ===========           =========

See accompanying notes to consolidated financial statements.

                          MAINSTREET BANKSHARES, INC.

                  Notes to Consolidated Financial statements
                                  (Unaudited)

                                March 31, 2001



Note 1 - Summary of Accounting Policies


(a)    General

The accompanying consolidated financial statements of MainStreet BankShares, Inc. are unaudited. However, in the opinion of management, all adjustments necessary for a fair presentation of the financial statements have been included. All adjustments were of a normal recurring nature, except as otherwise disclosed herein. The consolidated financial statements conform to generally accepted accounting principles and general banking industry practices.

MainStreet BankShares, Inc. (the "Corporation" or "BankShares") was a development stage enterprise until July 24, 2000, incorporated as a Virginia corporation effective January 14, 1999. The Corporation was primarily organized to serve as a bank holding company for Smith River Community Bank, N.A. (the "Bank"). The Bank opened for business on July 24, 2000 and began its operations as a full service commercial bank. Prior to the organization of the Corporation, the Corporation's directors, who were also the Organizers, formed FCNB LLC, a limited liability company, to organize the Corporation and the Bank and provide for financing of organizational, offering, and other pre-opening costs. The corporation's year-end is December 31.

The Corporation raised $6,893,680 through a sale of its common stock and units. The Corporation filed a registration statement on Form SB-2 to register the stock, which was declared effective by the Securities and Exchange Commission on November 4, 1999. Proceeds from the sale of the stock were primarily used to acquire all of the stock of the Bank on July 24, 2000. Since the opening of the Bank, the Corporation's operations have been conducted through the Bank.

In conjunction with the offering, the Organizers purchased units instead of shares only. Each unit contained one share of common stock and one common stock warrant attached. The warrants will vest over a three-year period. Each warrant entitles the holder to purchase one share of common stock for $10.

Based on current facts and circumstances, the Organizers believe that the proceeds received from the offering, $6,893,680, will permit the Bank to conduct its initial operations to invest in loans, securities, and other earning assets. It could also provide for additional branch openings.

The Corporation reports its activities as a single business segment. In determining the appropriateness of segment definition, the Corporation considered components of the business about which financial information is available and will evaluate it regularly relative to resource allocation and performance assessment.

(b)    Principles of Consolidation

The consolidated financial statements include the accounts of MainStreet BankShares, Inc. and its wholly-owned subsidiary, Smith River Community Bank, N.A. All significant intercompany accounts and transactions have been eliminated.

                          MAINSTREET BANKSHARES, INC.

                  Notes to Consolidated Financial Statements
                                  (Unaudited)

                                March 31, 2001

(c)    Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks.

(d)    Securities

BankShares classifies and accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Securities are classified at purchase date under the specific identification method. Amortization and accretion of premiums and discounts are included in income over the contractual life of the securities.

(e)    Loans

Loans are stated at the amount of loans disbursed. Interest on loans is computed by methods which generally result in level rates of return on principal amounts outstanding.

MainStreet adopted Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan," which was amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures" upon opening of the Bank and acquiring loans. SFAS No. 114, as amended, requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral-dependent.

MainStreet collectively reviews for impairment all consumer loans and smaller homogeneous loans. MainStreet considers a loan to be impaired when, based upon current information and events, it believes it is probable that MainStreet will be unable to collect all amounts due according to the contractual terms of the loan agreement. MainStreet's impaired loans include nonaccrual loans, troubled debt restructurings, and certain other nonperforming loans. For collateral dependent loans, MainStreet bases the measurement of these impaired loans on the fair value of the loan's collateral properties. For all other loans, MainStreet uses the measurement of these impaired loans on the more readily determinable of the present value of expected future cash flows discounted at the loan's effective interest rate or the observable market price. Impairment losses are recognized through an increase in the allowance for loan losses and a corresponding charge to the provision for loan losses. Adjustments to impairment losses due to changes in the fair value of impaired loans' collateral properties are included in the provision for loan losses.

(f)    Loan Fees and Cost

BankShares adopted Statement of Financial Accounting Standards No. 91, "Accounting for Nonrefundable Fees and Costs Associated With Originating or Acquiring Loans and Initial Direct Costs of Leases". Currently, there is no substantial difference between fees and costs. A regular review will be conducted as experience with our lending processes increases.

(g)    Allowance for Loan Losses

An allowance for loan losses is maintained in order to provide for losses in collection of loans that can be currently estimated. The level of the allowance of loan losses is based upon the quality of the loan portfolio as determined by management after consideration of diversification as to the type of loans in the portfolios, the amount of collateralized as compared to uncollateralized loans, banking industry standards and averages, and general economic conditions. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions.

                          MAINSTREET BANKSHARES, INC.

                  Notes to Consolidated Financial statements
                                  (Unaudited)

                                March 31, 2001



(h)    Furniture, Fixtures and Equipment

Furniture, fixtures and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are charged to expense on a straight-line basis over the estimated useful lives. Maintenance, repairs, and minor improvements are charged to expense as incurred. Significant improvements are capitalized.

(i)    Organizational Costs

The American Institute of CPA's has issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." In general, the SOP requires that organizational and similar start-up costs be expensed. Examples of such costs that have been incurred by the Corporation are legal fees, consulting fees, and regulatory application fees. The Corporation adopted the requirements of the SOP from its inception and has accordingly expensed all organizational costs.


(j)    Stock Options and Warrants

As permitted by Statement of Financial Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", the Corporation accounts for its stock options and warrants using the intrinsic value method prescribed in Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees". APB No. 25 requires compensation expense to be recorded on the date of the grant only if the current market value price of the underlying stock exceeds the exercise price.


(k)    Income Taxes

The Corporation is subject to federal and state income taxes. However, no taxes have been accrued or paid because of operating losses incurred. Deferred tax assets have been fully offset by a valuation allowance pursuant to Statement of Financial Accounting Standards No. 109.

(l)    Loss Per Share

The Financial Accounting Standards No. 128, "Accounting for Earnings Per Shares" requires dual presentation of basic and diluted earnings per share on the face of the statements of income and requires a reconciliation of the numerators and denominators of the basic and diluted earnings per share calculation. Basic earnings per share is calculated based on the weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed using weighted average shares outstanding adjusted to reflect the dilutive effect of all potential common shares that were outstanding during the period. For the period ending March 31, 2001, the effect of the stock options and warrants were anti-dilutive and as such were not reflected in fully diluted loss per share.

(m)    Use of Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          MAINSTREET BANKSHARES, INC.

                  Notes to Consolidated Financial statements
                                  (Unaudited)

                                March 31, 2001

Note 2 - Securities

The carrying values, unrealized gains and losses and approximate market values of investment securities at March 31, 2001 are shown in the table below. The entire investment portfolio is classified as available-for-sale to preserve maximum liquidity for funding needs.

                                                               Gross             Gross
                                          Amortized         Unrealized        Unrealized        Approximate
                                            Cost               Gains            Losses          Market Value
                                            ----               -----            ------          ------------
U.S. government agencies                 $5,911,495           $ 28,308             $ ---         $5,939,803

Corporate debt securities                 1,303,234             15,271               ---          1,318,505

Federal reserve stock                       183,600                ---               ---            183,600
                                         ----------           --------             -----         ----------

Total securities available for sale      $7,398,329           $ 43,579             $ ---         $7,441,908
                                         ==========           ========             =====         ==========

Note 3 - Allowance for Loan Losses

Changes in the allowance for loan losses are as follows:
   Balance at January 1, 2001                                                                    $   93,100
   Provision for loan losses                                                                         36,400
   Recoveries                                                                                           ---
   Charge-offs                                                                                       (5,532)
                                                                                                 ----------
   Balance at March 31, 2001                                                                     $  123,968
                                                                                                 ==========

Charge-offs of $5,532 for the first quarter equates to .07% of average loans outstanding. The loan loss reserve at $123,968, was 1.49% of gross loans outstanding. There was one nonaccrual loan at March 31, 2001. This loan was $27,979 which was .34% of gross loans outstanding at quarter end. There were no other nonperforming loans. According to MainStreet's policy, this loan is considered to be an impaired loan. Lost interest was $1,610 as of March 31, 2001.


Note 4 - Loss Per Share

                                                         Three Months Ended March 31, 2001
                                                Income                 Shares               Per Share
                                               Numerator             Denominator              Amount
                                               ---------             -----------              ------
Basic EPS

      Income (loss) available to common        $(218,906)                689,368               $(.32)
          shareholders
Diluted EPS

      Income (loss) available to common        $(218,906)                689,368               $(.32)
          shareholders

                          MAINSTREET BANKSHARES, INC.

                  Notes to Consolidated Financial statements
                                  (Unaudited)

                                March 31, 2001



                                             Three Months Ended March 31, 2000
                                             Income        Shares     Per Share
                                            Numerator     Denominator   Amount
                                            ---------     -----------   ------
Basic EPS
    Income (loss) available to common       $(139,087)        12       $(11,591)
        shareholders

Diluted EPS

    Income (loss) available to common       $(139,087)        12       $(11,591)
        shareholders


Note 5 - Comprehensive Income

Upon opening of the Bank on July 24, 2000, certain investments were purchased during this first quarter of business. BankShares adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". This statement established standards for reporting and presentation of comprehensive income and its components. The following table discloses the reclassifications related to securities available-for-sale that are included in accumulated other comprehensive loss on the balance sheet as of March 31, 2001

Net unrealized gains on securities available for sale:

       Net unrealized holding gains during the year                     $29,391
       Less reclassification adjustments for gains (losses)
              included in net income                                       (235)
       Income Tax Benefit                                                   ---
                                                                        -------

                Accumulated Other Comprehensive Gain                    $29,156
                                                                        =======

Note 6 - Financial Instruments With Off-Balance-Sheet Risk

In the normal course of business to meet the financing needs of its customers, BankShares is a party to financial instruments with off-balance-sheet risk. These financial instruments involve commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets.

The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit is represented by the contractual amount of those instruments. The same credit policy is used in making commitments as is used for on-balance-sheet risk. At March 31, 2001, outstanding commitments to extend credit were $2,444,750.

Commitments to extend credit are agreements to lend to a customer as long as there is no breach of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments may expire without ever being drawn upon, therefore, the total commitment amounts do not necessarily represent future cash outlays for the Corporation.

                          MAINSTREET BANKSHARES, INC.

                  Notes to Consolidated Financial statements
                                  (Unaudited)

                                March 31, 2001



Note 7 - Contingencies and Other Matters

The Corporation currently is not involved in any litigation or similar adverse legal or regulatory matters.

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
MainStreet BankShares, Inc.
(Formerly Known as Smith River BankShares, Inc.)


We have audited the accompanying consolidated balance sheets of MainStreet BankShares, Inc. (formerly known as Smith River BankShares, Inc.) and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of loss, changes in shareholders' equity (deficit) and cash flows for the year ended December 31, 2000 and for the period December 15, 1998 (date of inception) through December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MainStreet BankShares, Inc. (formerly known as Smith River BankShares, Inc.) and subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the year ended December 31, 2000 and for the period December 15, 1998 (date of inception) through December 31, 1999, in conformity with generally accepted accounting principles.


                                                              McLeod & Company


Roanoke, Virginia
February 23, 2001

                          MAINSTREET BANKSHARES, INC.
               (Formerly Known as Smith River BankShares, Inc.)
                          Consolidated Balance Sheets

ASSETS                                                       December 31, 2000   December 31, 1999
------                                                       -----------------   -----------------
Cash and due from banks                                            $   467,528           $   2,583
Interest-bearing deposits in other banks                               226,744             149,207
Federal funds sold                                                     472,000                 ---
Securities available for sale                                        4,464,784                 ---

Loans:
  Commercial loans                                                   4,576,423                 ---
  Residential real estate loans                                      1,683,650                 ---
  Consumer loans                                                     1,496,842                 ---
                                                                   -----------           ---------
          Total Gross Loans                                          7,756,915                 ---
  Less: Allowance for loan losses                                      (93,100)                ---
                                                                   -----------           ---------
          Net Loans                                                  7,663,815                 ---

Deferred stock issuance costs                                              ---             114,422
Furniture, fixtures and equipment                                      511,678              31,482
Accrued interest receivable                                             94,912                 ---
Other assets                                                            21,288               6,796
                                                                   -----------           ---------

          Total Assets                                             $13,922,749           $ 304,490
                                                                   ===========           =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
----------------------------------------------
Deposits:
  Non-interest bearing demand deposits                             $   625,799           $     ---
  Interest checking deposits                                           397,400                 ---
  Money market deposits                                                756,821                 ---
  Savings deposits                                                     195,258                 ---
  Certificate of deposits over $100,000                              3,084,314                 ---
  Other time deposits                                                3,019,743                 ---
                                                                   -----------           ---------
          Total Deposits                                             8,079,335                 ---

Accrued interest payable and other liabilities                         139,993             127,137
Advances from related parties                                              ---             515,000
                                                                   -----------           ---------

          Total Liabilities                                          8,219,328             642,137
                                                                   -----------           ---------

Shareholders' Equity (Deficit):
  Preferred stock, no par value, authorized                                ---                 ---
     10,000,000 shares; none issued
  Common stock, no par value, authorized 10,000,000
     shares; issued and outstanding 689,368 and
     and 12 shares in 2000 and 1999, respectively                    6,708,162                  12
  Accumulated deficit                                               (1,019,164)           (337,659)
  Accumulated other comprehensive income                                14,423                 ---
                                                                   -----------           ---------

     Total Shareholders' Equity (Deficit)                            5,703,421            (337,647)
                                                                   -----------           ---------

          Total Liabilities and Shareholders'
              Equity (Deficit)                                     $13,922,749           $ 304,490
                                                                   ===========           =========

See accompanying notes to consolidated financial statements.

                                   Page F-12

                          MAINSTREET BANKSHARES, INC.
               (Formerly Known as Smith River BankShares, Inc.)
                        Consolidated Statements of Loss

                                                                Twelve Months Ended      Period Ended
                                                                 December 31, 2000     December 31, 1999
                                                                --------------------   -----------------
Interest Income:
 Interest and fees on loans                                                $ 226,240           $     ---
 Interest on interest-bearing deposits                                        85,280               5,440
 Interest on federal funds sold                                              101,087                 ---
 Interest on securities available for sale                                    56,461                 ---
                                                                           ---------           ---------

    Total Interest Income                                                    469,068               5,440
                                                                           ---------           ---------
Interest Expense:
 Interest on certificates of deposit over $100,000                            57,451                 ---
 Interest on other deposits                                                   67,727                 ---
                                                                           ---------           ---------

    Total Interest Expense                                                   125,178                 ---
                                                                           ---------           ---------

    Net Interest Income                                                      343,890               5,440
Provision for loan losses                                                     93,100                 ---
                                                                           ---------           ---------
Net Interest Income After Provision for Loan Losses                          250,790               5,440
                                                                           ---------           ---------

Noninterest Income:
 Service charges on deposit accounts                                           3,598                 ---
 Other fee income and miscellaneous income                                    14,203                 ---
                                                                           ---------           ---------

    Total Noninterest Income                                                  17,801                 ---
                                                                           ---------           ---------

Noninterest Expense:
 Salaries and employee benefits                                              500,774             154,699
 Occupancy and equipment expense                                             115,363              34,378
 Professional fees                                                           114,851             101 865
 Other expenses                                                              219,108              52,157
                                                                           ---------           ---------

    Total Noninterest Expense                                                950,096             343,099
                                                                           ---------           ---------

       Net Loss                                                            $(681,505)          $(337,659)
                                                                           =========           =========

    Per Share:
       Basic:
       Net Loss Per Share                                                  $   (2.25)          $ (28,138)
                                                                           =========           =========
       Average Shares Outstanding                                            303,253                  12

       Fully Diluted:
       Net Loss Per Share                                                  $   (2.25)          $ (28,138)
                                                                           =========           =========
       Average Shares Outstanding                                            303,253                  12

See accompanying notes to consolidated financial statements.

                                   Page F-13

                          MAINSTREET BANKSHARES, INC.
               (Formerly known as Smith River BankShares, Inc.)
     Consolidated Statements of Changes in Shareholders' Equity (Deficit)

                                                                                  Accumulated       Total
                                            Number                                   Other      Shareholders'
                                          Of Common     Common     Accumulated   Comprehensive      Equity
                                            Shares       Stock       Deficit        Income        (Deficit)
                                          ----------  -----------  ------------  -------------  --------------
Balance at December 15, 1998
(Date of inception)                             ---   $      ---   $       ---     $       ---     $      ---

Net Loss                                        ---          ---      (337,659)            ---       (337,659)

Issuance of common stock                         12           12           ---             ---             12
                                          ---------   ----------   -----------   -------------     ----------

Balance at December 31, 1999                     12           12      (337,659)            ---       (337,647)

Comprehensive Income (Loss)

       Net Loss                                 ---          ---      (681,505)            ---       (681,505)

       Other comprehensive income:

             Change in unrealized gains
                 on available-for-sale
                 securities                     ---          ---           ---          14,423         14,423
                                          ---------   ----------   -----------   -------------     ----------

Total Comprehensive Income (Loss)               ---          ---      (681,505)         14,423       (667,082)

Issuance of common stock                    689,368    6,893,680           ---             ---      6,893,680

Redemption of common stock                      (12)         (12)          ---             ---            (12)

Deferred stock issuance costs                   ---     (185,518)          ---             ---       (185,518)
                                          ---------   ----------   -----------   -------------     ----------

Balance at December 31, 2000                689,368   $6,708,162   $(1,019,164)    $    14,423     $5,703,421
                                          =========   ==========   ===========   =============     ==========


See accompanying notes to consolidated financial statements.

                                   Page F-14

                          MAINSTREET BANKSHARES, INC.
               (Formerly Known as Smith River BankShares, Inc.)
                     Consolidated Statements of Cash Flows

                                                       Twelve Months           Period
                                                           Ended               Ended
                                                     December 31, 2000   December 31, 1999
                                                     ------------------  ------------------
Cash Flows From Operating Activities

  Net loss                                                $   (681,505)          $(337,659)
  Provision for loan losses                                     93,100                 ---
  Depreciation                                                  33,593                 ---
  Accretion of discounts on securities                            (684)                ---
  Increase in accrued interest receivable                      (94,912)                ---
  Increase in other assets                                     (14,492)             (6,796)
  Increase in accrued interest payable
    and other liabilities                                       12,856             127,137
                                                          ------------           ---------
     Net cash used by operating activities                    (652,044)           (217,318)
                                                          ------------           ---------

Cash Flows From Investing Activities

  Increase in interest-bearing deposits in other
     banks                                                     (77,537)           (149,207)
  Increase in federal funds sold                              (472,000)                ---
  Purchase of furniture, fixtures, and equipment              (513,789)            (31,482)
  Purchases of securities available for sale                (5,499,677)                ---
  Proceeds from calls of securities
     available for sale                                      1,050,000                 ---
  Increase in loans                                         (7,756,915)                ---
                                                          ------------           ---------

     Net cash used by investing activities                 (13,269,918)           (180,689)
                                                          ------------           ---------

Cash Flows From Financing Activities

  Increase in time deposits greater than $100,000            3,084,314                 ---
  Increase in other time deposits                            3,019,743                 ---
  Proceeds (payments) on advances
     from related parties                                     (515,000)            515,000
  Proceeds from issuance of common stock                     6,893,668                  12
  Costs of stock issuance                                      (71,096)           (114,422)
  Increase in other deposits                                 1,975,278                 ---
                                                          ------------           ---------

     Net cash provided by financing activities              14,386,907             400,590
                                                          ------------           ---------
     Net increase in cash and cash equivalents                 464,945               2,583
Cash and cash equivalents at beginning of period          $      2,583           $     ---
                                                          ------------           ---------

Cash and cash equivalents at end of period                $    467,528           $   2,583
                                                          ============           =========
Supplemental disclosure of cash flow information:
     Cash paid during the period for interest             $     38,647           $     ---
                                                          ============           =========


See accompanying notes to consolidated financial statements.

                                   Page F-15

                          MAINSTREET BANKSHARES, INC.
               (Formerly Known as Smith River BankShares, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 2000


Note 1 - Summary of Accounting Policies

(a)  General

MainStreet BankShares, Inc. (Formerly known as Smith River BankShares, Inc.) (the "Corporation" or "BankShares"), incorporated as a Virginia corporation effective January 14, 1999, was a development stage enterprise until July 24, 2000. The Corporation was primarily organized to serve as a bank holding company for Smith River Community Bank, N.A. (the "Bank"). The Bank opened for business on July 24, 2000 and began its operations as a full service commercial bank. Prior to the organization of the Corporation, the Corporation's directors, who were also the Organizers, formed FCNB LLC, a limited liability company, to organize the Corporation and the Bank and provide for financing of organizational, offering, and other pre-opening costs.

The Corporation raised $6,893,680 through a sale of its common stock and units. The Corporation filed a registration statement on Form SB-2 to register the stock, which was declared effective by the Securities and Exchange Commission on November 4, 1999. Proceeds from the sale of the stock were primarily used to acquire all of the stock of the Bank on July 24, 2000. Since the opening of the Bank, the Corporation's operations have been conducted through the Bank.

Based on current facts and circumstances, management believes that the proceeds received from the offering, $6,893,680, will permit the Bank to conduct its initial operations to invest in loans, securities, and other earning assets. It will also provide for the operations of an additional branch that opened in December 2000 along with an anticipated branch in late spring or early summer 2001.

The Corporation reports its activities as a single business segment. In determining the appropriateness of segment definition, the Corporation considered components of the business about which financial information is available and will evaluate it regularly relative to resource allocation and performance assessment.

(b)  Principles of Consolidation

The consolidated financial statements include the accounts of MainStreet BankShares, Inc. (Formerly known as Smith River BankShares, Inc.) and its wholly-owned subsidiary, Smith River Community Bank, N.A. All significant intercompany accounts and transactions have been eliminated. The financial statements for 1999 include the period from December 15, 1998 (date of inception) through December 31, 1999.

(c)  Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks.

(d)  Securities

BankShares classifies and accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Securities are classified at purchase date under the specific identification method. Amortization and accretion of premiums and discounts are included in income over the contractual life of the securities.

(e)  Loans

Loans are stated at the amount of funds disbursed. Interest on loans is computed by methods which generally result in level rates of return on principal amounts outstanding.

                                   Page F-16

                          MAINSTREET BANKSHARES, INC.
               (Formerly Known as Smith River BankShares, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 2000



(f)  Loan Fees and Costs

BankShares adopted Statement of Financial Accounting Standards No. 91, "Accounting for Nonrefundable Fees and Costs Associated With Originating or Acquiring Loans and Initial Direct Costs of Leases". Currently, there is no substantial difference between fees and costs. A regular review will be conducted as experience with our lending processes increases.

(g)  Allowance for Loan Losses

An allowance for loan losses is maintained in order to provide for losses in collection of loans that can be currently estimated. The level of the allowance of loan losses is based upon the quality of the loan portfolio as determined by management after consideration of diversification as to the type of loans in the portfolios, the amount of collateralized as compared to uncollateralized loans, banking industry standards and averages, and general economic conditions. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions.

(h)  Furniture, Fixtures and Equipment

Furniture, fixtures and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are charged to expense on a straight-line basis over the estimated useful lives. Maintenance, repairs and minor improvements are charged to expense as incurred. Significant improvements are capitalized.

(i)  Organizational Costs

The American Institute of CPA's has issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." In general, the SOP requires that organizational and similar start-up costs be expensed. Examples of such costs that have been incurred by the Corporation are legal fees, consulting fees, and regulatory application fees. The Corporation adopted the requirements of the SOP from its inception and has accordingly expensed all organizational costs.

(j)  Stock Options and Warrants

As permitted by Statement of Financial Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", the Corporation accounts for its stock options and warrants using the intrinsic value method prescribed in Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees". APB No. 25 requires compensation expense to be recorded on the date of grant only if the current market value price of the underlying stock exceeds the exercise price. Proforma information is presented as if net income had been determined under the fair value based method as prescribed by SFAS No. 123.

(k)  Income Taxes

The Corporation is subject to federal and state income taxes. However, no taxes have been accrued or paid because of operating losses incurred. Deferred tax assets have been fully offset by a valuation allowance pursuant to Statement of Financial Accounting Standards No. 109.

                                   Page F-17

                          MAINSTREET BANKSHARES, INC.
               (Formerly Known as Smith River BankShares, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 2000

(I)  Loss Per Share

Statement of Financial Accounting Standards No. 128, "Accounting for Earnings Per Shares" requires dual presentation of basic and diluted earnings per share on the face of the statements of income and requires a reconciliation of the numerators and denominators of the basic and diluted earnings per share calculation. Basic income per share is calculated based on the weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed using weighted average shares outstanding adjusted to reflect the dilutive effect of all potential common shares that were outstanding during the period. For the year ending December 31, 2000 the effect of the stock options and warrants were anti-dilutive and as such were not reflected in fully diluted loss per share.

(l)  Use of Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(m)  Reclassifications

Certain reclassifications have been made to the 1999 financial statements to conform to the presentation used in 2000.


Note 2 - Securities

The carrying values, unrealized gains and losses and approximate market values of investment securities at December 31, 2000 are shown in the table below. The entire investment portfolio is classified as available-for-sale to preserve maximum liquidity for funding needs.


                                                     Gross       Gross
                                       Amortized   Unrealized  Unrealized  Approximate
                                          Cost       Gains       Losses    Market Value
                                       ----------  ----------  ----------  ------------

U.S. government agencies               $4,266,761     $14,423         ---    $4,281,184

Federal reserve stock                     183,600         ---         ---       183,600
                                       ----------  ----------  ----------  ------------

Total securities available for sale    $4,450,361     $14,423  $ ---         $4,464,784
                                       ==========  ==========  ==========  ============

The amortized costs and market values of securities available for sale at December 31, 2000, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                   Page F-18

                          MAINSTREET BANKSHARES, INC.
               (Formerly Known as Smith River BankShares, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 2000

                                                 Amortized     Approximate
                                                   Cost        Market Value
                                                  ----------   ------------
     Due in one year or less                      $1,596,401   $1,596,401
     Due after one year but within five years      1,276,611    1,283,426
     Due after five years but within ten years     1,393,749    1,401,357
     Due after ten years                             183,600      183,600
                                                  ----------   -----------

                                                  $4,450,361   $4,464,784
                                                  ==========   ===========

There were no pledged securities at year-end December 31, 2000. There were no sales of securities during the year 2000.


Note 3 - Allowance for Loan Losses

Changes in the allowance for loan losses are as follows:

     Balance at January 1, 2000                   $      ---
     Provision for loan losses                        93,100
     Recoveries                                          ---
     Charge-offs                                         ---
                                                  ----------
     Balance at December 31, 2000                 $   93,100
                                                  ==========


There were no non-performing loans, troubled debt restructurings, or impaired loans at December 31, 2000.


Note 4 - Furniture, Fixtures and Equipment

Furniture, fixtures and equipment at December 31:



                                                        2000         1999
                                                  ----------   ----------

     Furniture and equipment                      $  361,582   $   31,482
     Computer software                               158,463          ---
     Leasehold improvements                           25,226          ---
                                                  ----------   ----------
                                                     545,271       31,482

     Accumulated depreciation and amortization       (33,593)         ---
                                                  ----------   ----------

     Total furniture, fixtures and equipment      $  511,678   $   31,482
                                                  ==========   ==========


                                   Page F-19

                          MAINSTREET BANKSHARES, INC.
               (Formerly Known as Smith River BankShares, Inc.)

                   Notes to Consolidated Financial Statements

                               December 31, 2000


Note 5 - Deposits

The maturities of certificates of deposit over $100,000 and other time deposits at December 31, 2000 are as follows:

                      Certificates of Deposit
                        Over $100,000            Other Time Deposits
                        -------------            -------------------

Three months or less    $1,120,000                   $  822,533
Over 3 through 6 months  1,864,314                    1,254,057
Over 6 through 12 months   100,000                      843,978
Over 12 months                 ---                       99,175
                        ----------               --------------

     Total              $3,084,314                   $3,019,743
                        ==========               ==============

Total deposit dollars from officers, directors, and their related interests at December 31, 2000 were $1,049,985.

Note 6 - Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. The primary items resulting in deferred tax assets at December 31, 2000 are unamortized organizational costs and net operating losses of $71,000 and $609,000, respectively. The primary item resulting in a deferred tax liability at December 31, 2000 is depreciation of $64,000. However, the resulting net deferred tax assets have been fully offset by a valuation allowance to reflect the high degree of uncertainty regarding the ultimate realization of the related tax benefits. If the operations are not ultimately profitable, the tax benefits will not be realized.

The Corporation's net operating loss of $609,000 is available to offset future taxable income, if any, through 2020.

Note 7 - Loss Per Share

                                    Twelve Months Ended December 31, 2000
                                    -------------------------------------

                                                      Income      Shares     Per Share
                                                   Numerator   Denominator    Amount
                                                   ----------  -----------  ----------
Basic EPS

 Income (loss) available to common shareholders    $(681,505)      303,253     $(2.25)

Diluted EPS

 Income (loss) available to common shareholders    $(681,505)      303,253     $(2.25)



                                   Page F-20

                          MAINSTREET BANKSHARES, INC.
               (Formerly Known as Smith River BankShares, Inc.)

                   Notes to Consolidated Financial Statements

                               December  31, 2000

                                     Period Ended December 31, 1999
                                     ------------------------------

                                                     Income      Shares     Per Share
                                                   Numerator   Denominator    Amount
                                                   ----------  -----------  ----------

Basic EPS

 Income (loss) available to common shareholders    $(337,659)           12   $(28,138)

Diluted EPS

 Income (loss) available to common shareholders    $(337,659)           12   $(28,138)

Note 8 - Comprehensive Income

BankShares adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" upon the opening of the Bank. This statement established standards for reporting and presentation of comprehensive income and its components. The following table discloses the reclassifications related to securities available-for sale that are included in accumulated other comprehensive income on the balance sheet as of December 31, 2000.


Net unrealized gains on securities available for sale:

      Net unrealized holding gains during the year             $14,423
      Less reclassification adjustments for gains (losses)
          included in net income                                   ---
      Income tax benefit                                           ---
                                                               -------

              Accumulated Other Comprehensive Income           $14,423
                                                               =======


Note 9 -  Employee Benefit Plans

Smith River BankShares, Inc. funds certain costs for medical benefits in amounts determined at the discretion of management. There are no postretirement benefits at this time. BankShares has a 401-k plan which provides for contributions by employees. BankShares currently does not have a matching contribution.

Note 10 - Leases and Commitments

The Corporation has entered into a lease for administrative office space with a term beginning May 1, 1999 and expiring in 39 months. Rent paid for the first three months was $750 per month, and thereafter increased to $1,000 per month. The Corporation may cancel the lease with 90 days notice.

The Corporation has also entered into separate leases for property to be used as bank branches. One lease has a term of 36 months commencing August 1, 1999, and requires a monthly rental of $2,500. The other lease has a term of 36 months beginning December 4, 2000, and requires a monthly rental of $2,500. Prior to that date, interim monthly rent of $500 was being paid beginning June 1999.

                                   Page F-21

                          MAINSTREET BANKSHARES, INC.
               (Formerly Known as Smith River BankShares, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 2000



The Corporation has entered into an employment agreement with its President and Chief Executive Officer. The agreement has a three-year term and is automatically extended by one year if not terminated at least 90 days prior to each anniversary date. Under the terms of the agreement, the individual will continue in a consulting capacity after the end of the period of employment.


Note 11 - Stock Options and Warrants

On the opening date of Smith River Community Bank, N.A., July 24, 2000, the President and CEO was granted 30,000 stock options at the then fair market value of $10.00. The stock options will be exercisable if he is employed as President and CEO of MainStreet BankShares, Inc. (formerly known as Smith River BankShares, Inc.) and the Bank on the first anniversary of the day the bank opened for business (the first 10,000 options) and on each of the next two anniversaries (for each of the next two 10,000 option grants). Each of the options will have a ten-year term from the date of grant and will expire 30 days after employment is terminated.

Each organizer/director was granted one warrant for each share of stock that they purchased in the original offering. These warrants were granted on July 24, 2000 and totaled 87,500 warrants. Each warrant will entitle the organizer/director to purchase, at anytime within ten years from the date of grant, an additional share at $10.00 per share. The warrants are not immediately exercisable. The right to exercise the warrants will vest for one-third (1/3) of the shares covered by the warrants on each of the first three anniversaries of the date the Bank opened for business, so long as the organizer/director has served continuously as a director of MainStreet BankShares, Inc. (formerly known as Smith River BankShares, Inc.) or Smith River Community Bank, N.A. from its opening until the particular anniversary and has attended a minimum of 75% of the Board of Directors meetings during the period. However, all the warrants will become vested upon the change in control of MainStreet BankShares, Inc. (formerly known as Smith River BankShares, Inc.) or a sale by the company of all or substantially all its assets. The warrants are detachable and the shares with which they were originally issued as a unit may be separately transferred. The warrants are generally not transferable except by operation of law. BankShares has the right, upon notice from any regulatory authority, to require immediate exercise or forfeiture of the warrants if the exercise is reasonably necessary in order to inject additional capital into the Bank.

The Corporation has reserved 117,500 shares of authorized but unissued shares of common stock related to these option and warrant agreements.

The per share weighted average fair value of stock options and warrants granted during 2000 was $5.02 on the date of grant utilizing the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate of 6.217%.
Expected life of options and warrants of 10 years.
Expected volatility of stock price of 20%.
Expected dividend yield of 0%.

                                   Page F-22

                          MAINSTREET BANKSHARES, INC.
               (Formerly Known as Smith River BankShares, Inc.)

                   Notes to Consolidated Financial Statements

                               December 31,  2000


The Corporation applies APB Opinion No. 25 in accounting for its stock options and warrants and, accordingly, no compensation cost has been recognized for its stock options or warrants in the consolidated financial statements. Had the Corporation determined compensation cost based on the fair value of its stock options at the grant date under SFAS No. 123, the Corporation's net loss would have increased to the proforma amounts indicated below:

Net loss:
        As reported           $681,505
        Proforma              $763,365

Basic net loss per shares:
        As reported           $  (2.25)
        Proforma              $  (2.52)

Diluted net loss per shares:
        As reported           $  (2.25)
        Proforma              $  (2.52)


At December 31, 2000, the weighted average exercise price and weighted average remaining contractual life of the 117,500 outstanding options and warrants were $10 and 9.6 years, respectively. There were no options or warrants exercised during 2000 and there were no options or warrants exercisable at December 31, 2000.


Note 12 - Regulatory Requirements and Restrictions

Under the applicable federal laws, the Comptroller of the Currency restricts the total dividend payments of any calendar year, without prior approval, to the net profits of that year as defined, combined with retained net profits for the two preceding years. BankShares will not be paying dividends until they become profitable and it is deemed appropriate by management.

The Bank is a member of the Federal Reserve System; however, it processes daily through a correspondent bank, Community Bankers Bank. Smith River Community Bank, N.A. must currently maintain a reserve balance of $50,000 with the correspondent bank.


                                   Page F-23

                          MAINSTREET BANKSHARES, INC.
               (Formerly Known as Smith River BankShares, Inc.)

                  Notes to Consolidated Financial Statements

                              December 31, 2000


BankShares and the Bank are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital ratios can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a material effect on the consolidated financial statements. Quantitative measures established by regulations to ensure capital adequacy require BankShares and the Bank to maintain minimum capital ratios. At December 31, 2000, BankShares and the Bank are above capital adequacy requirements to which they are subject. Actual capital amounts and ratios as of December 31, 2000 are presented in the following table:

                                                                                            To Be Well Capitalized
                                                                                            ----------------------
                                                                          For Capital      Under Prompt Corrective
                                                                          -----------      -----------------------
                                                        Actual             Adequacy          Action Provisions
                                                        ------             --------          -----------------
                                                    Amount     Ratio    Amount    Ratio      Amount       Ratio
                                                    ------     -----    ------    -----      ------       -----
Total capital (to risk weighted assets)           $5,796,521   67.16%  $609,400    8.0%     $863,000      10.0%

Tier I capital (to risk weighted assets)           5,703,421   66.08    345,200    4.0       517,800       6.0

Tier I capital (to average assets)                 5,703,421   45.14    505,400    4.0       631,750       5.0



Note 13 - Parent Company Financial Information
                                                     Condensed Balance Sheet
                                                     -----------------------

                                                        December  31, 2000
                                                        ------------------
Assets

Cash                                                        $      3,670
Interest-bearing deposits in other banks                         226,744
Investments in subsidiary bank                                 5,473,007
                                                            ------------


Total Assets                                                $  5,703,421
                                                            ============

Liabilities and Shareholders' Equity

Common shareholders' equity                                    5,703,421
                                                            ------------

Total Liabilities and Shareholders' Equity                  $  5,703,421
                                                            ============

                          MAINSTREET BANKSHARES, INC.
               (Formerly Known as Smith River BankShares, Inc.)

                  Notes to Consolidated Financial Statements

                              December 31, 2000


                         CONDENSED STATEMENT OF INCOME
                         -----------------------------


                                                        Year Ended
                                                    December 31, 2000
                                                    -----------------
Revenue:
Equity in undistributed loss of subsidiary bank         $  (863,256)
Interest income                                              85,280
Other income                                                 96,471
                                                        -----------

Loss Before Income Tax Benefit                             (681,505)
                                                        -----------

Income tax benefit                                              ---
                                                        -----------

Net Income                                              $  (681,505)
                                                        ===========



                       CONDENSED STATEMENT OF CASH FLOWS
                       ---------------------------------

                                                                         Year Ended
                                                                     December 31, 2000
                                                                     ------------------
Cash Flows From Operating Activities:
Net loss                                                                   $  (681,505)
Adjustments to reconcile net income to net cash from operations
Equity in undistributed loss of subsidiary bank                                863,256
Net decrease in other assets                                                     6,796
Net decrease in other liabilities                                             (127,137)
                                                                           -----------
   Net Cash Provided by Operating Activities                                    61,410
                                                                           -----------

Cash Flows From Investing Activities:
Net increase in interest-bearing deposits                                      (77,537)
Purchases of furniture and equipment                                           (44,209)
Capital contributed to subsidiary bank                                      (6,321,840)
Transfer of furniture, fixtures, and equipment to subsidiary bank               75,691
                                                                           -----------
   Net Cash Used in Investing Activities                                    (6,367,895)
                                                                           -----------

Cash Flows from Financing Activities:
Payments on advances from related parties                                     (515,000)
Proceeds from issuance of common stock                                       6,893,668
Costs of stock issuance                                                        (71,096)
                                                                           -----------
   Net Cash Provided By Financing Activities                                 6,307,572
                                                                           -----------

   Net Increase in Cash                                                          1,087
   Cash at Beginning of Year                                                     2,583
                                                                           -----------
   Cash at End of Year                                                     $     3,670
                                                                           ===========

                          MAINSTREET BANKSHARES, INC.
               (Formerly Known as Smith River BankShares, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 2000

Note 14 - Financial Instruments With Off-Balance-Sheet Risk

In the normal course of business to meet the financing needs of its customers, BankShares is a party to financial instruments with off-balance-sheet risk. These financial instruments involve commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet.

The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit is represented by the contractual amount of those instruments. The same credit policy is used in making commitments as is used for on-balance-sheet risk. At December 31, 2000, outstanding commitments to extend credit were $1,552,585.

Commitments to extend credit are agreements to lend to a customer as long as there is no breach of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments may expire without ever being drawn upon, therefore, the total commitment amounts do not necessarily represent future cash outlays for the Corporation.

Note 15 - Concentrations of Credit Risk

All of the Corporation's activity is with customers located in the southwestern region of Virginia. Accordingly, operational results are closely correlated with the economic trends within this region and influenced by the significant industries within the region including furniture, pre-built housing, textile, and others. At December 31, 2000, the commercial portfolio is diversified with no significant concentrations of credit.

Note 16 - Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

(a.) Short-Term Financial Instruments
     --------------------------------

     The carrying values of short-term financial instruments including cash and cash equivalents, federal funds sold, interest-bearing deposits in domestic banks and short-term borrowings approximate the fair value of these instruments. These financial instruments generally expose the Corporation to limited credit risk and have no stated maturity or have an average maturity of 30-45 days and carry interest rates which approximate market value.

(b.) Securities Available for Sale
     -----------------------------
     The fair value of investments is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers.

(c.) Loans
     -----

     Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, real estate - commercial, real estate - construction, real estate - mortgage and other consumer. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and nonperforming categories.

     The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan as well as estimates for operating expenses and prepayments. The estimate of maturity is based on management's assumptions with repayment for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions.

                          MAINSTREET BANKSHARES, INC.
               (Formerly Known as Smith River BankShares, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 2000

(d.)  Deposits
      --------

      The fair value of demand, interest checking, savings and money market deposits is the amount payable on demand. The fair value of fixed maturity time deposits and certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities and repayment characteristics.

(e.)  Commitments to Extend Credit, Standby Letters of Credit and Financial
      ---------------------------------------------------------------------
      Guarantees Written
      ------------------

      The only amounts recorded for commitments to extend credit, standby letters of credit and financial guarantees written are the fees arising from these unrecognized financial instruments.

The estimated fair values of financial instruments at December 31, 2000 are as follows:

                                            Carrying Value   Fair Value
                                            --------------  ------------

FINANCIAL ASSETS:

Cash and due from banks                        $   467,528   $   467,528
Interest-bearing deposits in other banks           226,744       226,744
Federal funds sold                                 472,000       472,000
Securities available for sale                    4,464,784     4,464,784
Loans, net of unearned income                    7,756,915     7,386,128
                                               -----------   -----------

    Total Financial Assets                     $13,387,971   $13,017,184
                                               ===========   ===========

FINANCIAL LIABILITIES:

Deposits:
 Non-interest bearing demand deposits          $   625,799   $   625,799
 Interest checking deposits                        397,400       397,400
 Money market deposits                             756,821       756,821
 Savings deposits                                  195,258       195,258
 Certificates of deposit over $100,000           3,084,314     3,076,394
 Other time deposits                             3,019,743     3,016,038
                                               -----------   -----------

    Total Financial Liabilities                $ 8,079,335   $ 8,067,710
                                               ===========   ===========

Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Corporation's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Corporation's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing on-and-off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

Note 17 - Contingencies and Other Matters

The Corporation currently is not involved in any litigation or similar adverse legal or regulatory matters.

                               Table of Contents

     Prospectus Summary..........................................    2

     Highlights of Offering......................................    3

     Risk Factors................................................    4

     The Offering and Distribution...............................    8

     Dilution....................................................    9

     Use of Proceeds.............................................   10

     Dividend Policy.............................................   11

     Market for Common Stock.....................................   11

     Business....................................................   12

     Management's Plan of Operation..............................   18

     Supervision and Regulation..................................   19

     Management..................................................   23

     Certain Transactions........................................   34

     Description of Securities...................................   36

     Legal Matters...............................................   38

     Experts.....................................................   38

     Additional Information......................................   38

     Index to Financial Statements...............................  F-1

                                  ----------

We have not authorized any dealer, salesperson or other person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                              (end of back cover)

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 1.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 13.1-692.1 of the Code of Virginia, 1950, as amended, places a limitation on the liability of officers and directors of a corporation in any proceeding brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation. The damages asserted against an officer or director arising out of a single transaction, occurrence, or course of conduct shall not exceed the greater of $100,000 or the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The statute also authorizes the corporation, in its articles of incorporation or, if approved by the shareholders, in its bylaws, to provide for a different specific monetary limit on, or to eliminate entirely, liability. The liability of an officer or director shall not be limited or eliminated if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Company's Articles of Incorporation contain a provision which eliminates, to the full extent that the laws of the Commonwealth of Virginia permit, the liability of an officer or director to the Company or its shareholders for monetary damages for any breach of duty as a director or officer.

     The Company's Articles of Incorporation also require the Company to indemnify any director or officer who is or was a party to a proceeding, including a proceeding by or in the right of the corporation, by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Company as a director, officer, employee or agent of another entity. Directors and officers of the Company are entitled to be indemnified against all liabilities and expenses incurred by the director or officer in the proceeding, except such liabilities and expenses as are incurred because of his or her willful misconduct or knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, a director or officer also is entitled to have the Company make advances and reimbursement for expenses prior to final disposition of the proceeding upon receipt of a written undertaking from the director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. The Board of Directors of the Company also has the authority to extend to employees, agents, and other persons serving at the request of the Company the same indemnification rights held by directors and officers, subject to all of the accompanying conditions and obligations.

     Virginia Code (S) 13.1-700.1 permits a court, upon application of a director or officer, to review the Company's determination as to a director's or officer's request for advances, reimbursement or indemnification. If it determines that the director or officer is entitled to such advances, reimbursement or indemnification, the court may order the Company to make advances and/or reimbursement for expenses or to provide Indemnification, in which case the court shall also order the Company to pay the officer's or director's reasonable expenses incurred to obtain the order. With respect to a proceeding by or in the right of the corporation, the court may order indemnification to the extent of the officer's or director's reasonable expenses if it determines that, considering all the relevant circumstances, the officer or director is entitled to indemnification even though he or she was adjudged liable, and may also order the Company to pay the officer's and director's reasonable expenses incurred to obtain the order.

     The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against any liability asserted against or incurred by such person, in any such capacity or arising from his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the Articles of Incorporation.

ITEM 2.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     SEC Registration fees                     $  2,500.00
     Blue sky fees and expenses (estimated)       5,000.00
     Escrow Agent Fee (estimated)                 7,500.00
     Printing Expenses (estimated)               15,000.00
     Legal Fees and Expenses (estimated)         50,000.00
     Accounting Fees (estimated)                 15,000.00
     Miscellaneous Expenses (estimated)           5,000.00
                                               -----------

                  TOTAL                        $100,000.00
                                               ===========
ITEM 3.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes as follows:

     (1) The Registrant will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

          (iii) include any additional or changed material information in the plan of distribution.

     (2) The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities at that time to be the initial bona fide Offering.

     (3) The Registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 4.  UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN PAST THREE YEARS.

     On March 1, 1999, Bankshares issued an aggregate of 15 shares of common stock to the organizers. (This was done solely to facilitate the organization.) Three directors resigned for personal reasons (health and travel restrictions) early in the process, and their shares were canceled, leaving 12 shares outstanding. In each case the subscriber was a resident of the Commonwealth of Virginia and paid $1 per share. There were no underwriting, discounts or commissions paid with respect to these transactions. Bankshares repurchased these shares at the original purchase price upon the successful completion of the offering.

     The sales were made to persons who had access to the kind of information which registration would disclose and who did not purchase the shares for resale to the public. Also, these sales were made solely for the purposes of completing the initial organization of Bankshares. Accordingly, these sales constituted transactions by Bankshares not involving a public offering, separate and apart from this offering, which were exempt from registration under Section 4(2) of the Securities Act of 1933. These securities were also exempt from registration as part of an interstate issue under Section 3(a)(11) of the Securities Act of 1933.

ITEM 5.  INDEX TO EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

Number    Description of Exhibit
------    ----------------------

3.1 Restated Articles of Incorporation of the Registrant, dated March 6, 2001 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-KSB for the period ended December 31, 2000, filed March 16, 2001).

3.2 By-Laws of the Registrant, dated March 20, 2000 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2001, filed April 27, 2001).

4.1 Warrant Plan and Certificate as adopted July 27, 1999, and as amended August 26, 1999 and December 19, 2000 (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999, and to Exhibit
          4.1 to the Registrant's Quarterly Report on Form 10-QSB for the period ended September 30, 1999, filed December 20, 1999).

4.2 Provisions in Registrant's Articles of Incorporation and Bylaws defining the rights of Holders of the Registrant's common stock (included in Exhibits 3.1 and 3.2, respectively).

4.3 Form of Shares Subscription Agreement (incorporated herein by reference to Exhibit 4.3 to the Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999).

4.3.1*    Form of Shares Subscription Agreement included as an Exhibit.

4.4 Form of Units Subscription Agreement (incorporated herein by reference to Exhibit 4.4 to the Registrant's Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999)

5* Opinion of Flippin, Densmore, Morse, & Jessee regarding the legality of the securities to be offered.

10.1 Contribution Agreement among the Organizers, dated as of December 8, 1998 (incorporated herein by reference to Exhibit 10.1 to the Registrant's Registration Statement No. 333-86993 on Form SB-2/A, filed October 22, 1999).

10.2 Lease dated April 6, 1999, with respect to the proposed executive office of the Registrant (incorporated herein by reference to Exhibit
          10.2 to the Registrant's Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999).

10.3 Lease dated April 6, 1999, with respect to the proposed main banking office of Smith River Community Bank, N.A. (incorporated herein by reference to Exhibit 10.3 to the Registrant's Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999).

10.4 Lease dated May 6, 1999, with respect to the possible branch office of Smith River Community Bank, N.A. (incorporated herein by reference to
          Exhibit 10.4 to the

          Registrant's Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999).

10.5 Employment Agreement between the Registrant and Cecil R. McCullar, dated as of June 1, 1999 (incorporated herein by reference to Exhibit
          10.5 to the Registrant's Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999).

10.6 Consulting Agreement between the Registrant and Bank Resources, Inc., dated December 8, 1998 (incorporated herein by reference to Exhibit
          10.6 to the Registrant's Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999).

10.7 Escrow Agreement between First Citizens Bank & Trust Company and the Registrant, dated September 8, 1999 (incorporated herein by reference to Exhibit 10.7 to the Registrant's Registration Statement No. 333-86993 on Form SB-2, filed September 13, 1999).

10.8 Software License and service agreement between FISERV Solutions, Inc. and the Registrant dated September 1999 (incorporated herein by reference to Exhibit 10.8 to the Registrant's Registration Statement No. 333-86993 on Form SB-2/A, filed October 22, 1999).

10.9 Software license and maintenance agreement between Concentrex, Inc./CFI Pro Services, Inc. and the Registrant, dated September 27, 1999 (incorporated herein by reference to Exhibit 10.9 to the Registrant's Registration Statement No. 333-86993 on Form SB-2/A, filed October 22, 1999).

10.10 Contract to purchase hardware and software license and service agreement between Unisys and the Registrant dated October 25, 1999 (incorporated herein by reference to Exhibit 10.10 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1999, filed December 20, 1999).

10.11 Related contracts to purchase equipment and software between Information Technology, Inc. and the Registrant dated October 25, 1999 (incorporated herein by reference to Exhibit 10.11 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1999, filed December 20, 1999).

10.12 Consulting Agreement between Southeast Financial Holdings, Inc. and the Registrant dated February 21, 2000 (incorporated herein by reference to Exhibit 10.12 to the Registrant's Annual Report on Form 10-KSB for the period ended December 31, 1999, filed March 24, 2000).

10.13* Consulting Agreement between Larry A. Heaton and the Registrant dated November 15, 2000.

10.14* Consulting Agreement between Larry A. Heaton and the Registrant dated January 26, 2001.

10.15* Consulting Agreement between The Carson Medlin Company and the Registrant dated January 24, 2001.

10.16** Escrow Agreement between First Citizens Bank & Trust Company and the Registrant, dated ________________.

21*       Subsidiaries of the Registrant

23.1*     Consent of McLeod & Company.

23.2*     Consent of Flippin, Densmore, Morse, Rutherford & Jessee, (included in
          Exhibit 5).

----------------
*To be filed as an exhibit.
**To be filed by amendment.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing a Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Martinsville, Commonwealth of Virginia, on June 19, 2001.

MAINSTREET BANKSHARES, INC.


By: /s/ Cecil R. McCullar
    -----------------------------------------------------------------
    Cecil R. (Andy) McCullar, President and Chief Executive Officer

     Under the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


         Signature                      Title                        Date
         ---------                      -----                        ----

/s/ Cecil R. McCullar            President and Chief              June 20, 2001
---------------------------
Cecil R. (Andy) McCullar     Executive Officer, Director,
                           Chairman of the Board (Interim)

/s/ Brenda H. Smith          Senior Vice President/               June 20, 2001
---------------------------
Brenda H. Smith             Chief Financial Officer

/s/ Patricia H. Brammer                Director                   June 20, 2001
---------------------------
Patricia H. Brammer

/s/ Jesse D. Cahill, Sr.               Director                   June 20, 2001
---------------------------
Jesse D. Cahilll, Sr.

/s/ William S. Clark          Executive Vice President,           June 20, 2001
---------------------------
William S Clark             Chief Operating Officer, Director

/s/ Mervyn R. King                     Director                   June 20, 2001
---------------------------
Mervyn R. King

/s/ Morton W. Lester                   Director                   June 20, 2001
---------------------------
Morton W. Lester

/s/ Roxanne B. Miller                  Director                   June 20, 2001
---------------------------
Roxanne B. Miller

/s/ Jimmie R. Mills                    Director                   June 20, 2001
---------------------------
Jimmie R. Mills

/s/ George R. Nelson, Jr.              Director                   June 20, 2001
---------------------------
George R. Nelson, Jr.

/s/ Joe C. Philpott                    Director                   June 20, 2001
---------------------------
Joe C. Philpott

/s/ Doug Riddle                        Director                   June 20, 2001
---------------------------
Doug Riddle

/s/ Milford A. Weaver                  Director                   June 20, 2001
---------------------------
Milford A. Weaver